                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                                 CYBERSTAR, L.P.
                         a Delaware limited partnership



                                   Dated as of
                                  June 30, 1997
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                                TABLE OF CONTENTS

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ARTICLE I. CONTINUATION OF PARTNERSHIP.........................................................................2

         SECTION 1.1.  Continuation ...........................................................................2
         SECTION 1.2.  Name ...................................................................................2
         SECTION 1.3.  Registered Office; Principal Office.....................................................2
         SECTION 1.4.  Purpose ................................................................................2
         SECTION 1.5.  Power of Attorney...................................................................... 3
         SECTION 1.6.  Term ...................................................................................4
         SECTION 1.7.  Title to Partnership Property.......................................................... 4
         SECTION 1.8.  Effectiveness of Agreement............................................................. 4

ARTICLE II. DEFINITIONS .......................................................................................5

         SECTION 2.1.  Definitions ............................................................................5

ARTICLE III. REPRESENTATIONS AND WARRANTIES...................................................................13

         SECTION 3.1.  Representations and Warranties of Each Partner.........................................13
         SECTION 3.2.  Representations and Warranties of Each Limited Partner.................................14

ARTICLE IV. CAPITAL CONTRIBUTIONS.............................................................................15

         SECTION 4.1.  Phase I Commitments of the General Partner and GP Affiliates...........................15
         SECTION 4.2.  Phase I Commitments of the Unaffiliated Phase I Partners...............................15
         SECTION 4.3.  Participation Bonus; Non Participation Consequences....................................16
         SECTION 4.4.  Additional Partners....................................................................17
         SECTION 4.5.  Capital Accounts.......................................................................19
         SECTION 4.6.  Interest ..............................................................................20
         SECTION 4.7.  No Withdrawal..........................................................................20
         SECTION 4.8.  Loans .................................................................................20
         SECTION 4.9.  Preemptive Rights......................................................................21
         SECTION 4.10. Sale of Units and Partnership Securities...............................................23
         SECTION 4.11. Business Plan..........................................................................24

ARTICLE V. ALLOCATIONS AND DISTRIBUTIONS......................................................................25

         SECTION 5.1.  Allocations Generally..................................................................25
         SECTION 5.2.  Regulatory Allocations.................................................................26
         SECTION 5.3.  Other Allocations When Book Value Differs from Tax Basis...............................26
         SECTION 5.4.  Distributions..........................................................................28


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ARTICLE VI. MANAGEMENT AND OPERATION OF BUSINESS..............................................................29

         SECTION 6.1.  Management ............................................................................29
         SECTION 6.2.  Limitation on Authority of the General Partner.........................................32
         SECTION 6.3.  Partners' Committee and Partners' Meetings.............................................34
         SECTION 6.4.  FCC and Related Matters................................................................35
         SECTION 6.5.  Certificate of Limited Partnership.....................................................35
         SECTION 6.6.  Reliance by Third Parties..............................................................35
         SECTION 6.7.  Expenses and Reimbursement of the General Partner......................................36
         SECTION 6.8.  Cooperation with SkyBridge.............................................................36
         SECTION 6.9.  Outside Activities.....................................................................36
         SECTION 6.10. Resolution of Conflicts of Interest....................................................39
         SECTION 6.11. Partnership Funds......................................................................41
         SECTION 6.12. Loans from the General Partner.........................................................41
         SECTION 6.13. Indemnification of Partners............................................................42
         SECTION 6.14. Liability of the General Partner.......................................................44
         SECTION 6.15. Other Matters Concerning the General Partner...........................................45
         SECTION 6.16. Conversion to Corporate Form...........................................................45

ARTICLE VII. RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS...................................................47

         SECTION 7.1.  Limitation of Liability................................................................47
         SECTION 7.2.  Management of Business.................................................................47

ARTICLE VIII. BOOKS, RECORDS, ACCOUNTING AND REPORTS..........................................................48

         SECTION 8.1.  Records and Accounting.................................................................48
         SECTION 8.2.  Fiscal Year ...........................................................................48
         SECTION 8.3.  Reports ...............................................................................48
         SECTION 8.4.  Disclosure to Limited Partners.........................................................48
         SECTION 8.5.  Determination of Book Value of Partnership Assets......................................49

ARTICLE IX. TAX MATTERS ......................................................................................50

         SECTION 9.1.  Preparation of Tax Returns.............................................................50
         SECTION 9.2.  Tax Elections..........................................................................51
         SECTION 9.3.  Tax Controversies......................................................................51
         SECTION 9.4.  Taxation as a Partnership..............................................................51

ARTICLE X. TRANSFER OF INTERESTS..............................................................................52

         SECTION 10.1.  Transfer .............................................................................52
         SECTION 10.2.  Transfer of Units.....................................................................53
         SECTION 10.3.  Change of Control.....................................................................56

ARTICLE XI. ADMISSION OF SUCCESSOR PARTNERS...................................................................58

         SECTION 11.1.  Admission of Successor Limited Partner................................................58
         SECTION 11.2.  Admission of Successor General Partner................................................59


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         SECTION 11.3.  Amendment of Agreement and of Certificate of Limited Partnership......................59

ARTICLE XII. RIGHT TO BECOME LIMITED PARTNER..................................................................59

         SECTION 12.1.  Right of the General Partner to Become a Limited Partner..............................59
         SECTION 12.2.  Withdrawal of Limited Partner.........................................................59

ARTICLE XIII. DISSOLUTION AND LIQUIDATION.....................................................................60

         SECTION 13.1.  Dissolution ..........................................................................60
         SECTION 13.2.  Winding Up and Liquidation............................................................61
         SECTION 13.3.  Cancellation of Certificate of Limited Partnership....................................62
         SECTION 13.4.  Return of Capital.....................................................................62
         SECTION 13.5.  Waiver of Partition...................................................................63
         SECTION 13.6.  Deficit Upon Liquidation..............................................................63

ARTICLE XIV. AMENDMENT OF PARTNERSHIP AGREEMENT...............................................................63

         SECTION 14.1.  Amendments to be Adopted Without Consent of the Partners..............................63
         SECTION 14.2.  Amendment Procedures..................................................................64

ARTICLE XV. GENERAL PROVISIONS................................................................................64

         SECTION 15.1.  Addresses and Notices.................................................................64
         SECTION 15.2.  Titles and Captions...................................................................64
         SECTION 15.3.  Pronouns and Plurals..................................................................64
         SECTION 15.4.  Further Action........................................................................64
         SECTION 15.5.  Binding Effect........................................................................65
         SECTION 15.6.  Survival of Certain Provisions........................................................65
         SECTION 15.7.  Integration ..........................................................................65
         SECTION 15.8.  Creditors ............................................................................65
         SECTION 15.9.  Waiver ...............................................................................65
         SECTION 15.10.  Counterparts.........................................................................65
         SECTION 15.11.  Dispute Resolution...................................................................66
         SECTION 15.12.  Governing Law........................................................................66
         SECTION 15.13.  Confidentiality......................................................................67
         SECTION 15.14.  Invalidity of Provisions.............................................................69
         SECTION 15.15.  Number; Gender; Without Limitation; Interpretation of Certain Defined Terms..........69
         SECTION 15.16.  No Right to Partition................................................................70


SIGNATURE PAGES ..............................................................................................66

SCHEDULE A        Partners, Capital Contributions and Units
SCHEDULE B        Notices
SCHEDULE C        Installments of Loral Cash Capital Contributions
SCHEDULE D        Similar Businesses
SCHEDULE E        Exclusive Benefit Letter
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

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                                 CYBERSTAR, L.P.

         This AGREEMENT OF LIMITED PARTNERSHIP is entered into and shall be effective as of the 30th day of June 1997, by and between Loral CyberStar, L.L.C., a limited liability corporation organized and existing under the laws of the State of Delaware ("Loral CyberStar, L.L.C." or the "General Partner"), Loral Broadband Holdings, L.P., a limited partnership organized and existing under the laws of the State of Delaware ("Loral Broadband"), and those additional Persons who have executed this Agreement as limited partners and whose names and states or countries of formation are set forth on Schedule A attached hereto and made a part hereof as limited partners (each of whom shall become a Limited Partner of the Partnership upon such execution), pursuant to the provisions of the Delaware Act on the following terms and conditions:

         WHEREAS, Loral Broadband, in accordance with the Delaware Act, has heretofore formed a limited partnership under the name "CyberStar, L.P." pursuant to a Certificate of Limited Partnership, filed with the office of the Secretary of State of Delaware on May 29, 1997;

         WHEREAS, the General Partner and Loral Broadband desire to pursue the research, development, construction, launch and operation of a worldwide geostationary orbit satellite communications project, presently denoted "CyberStar," and a predecessor service, utilizing leased transponders, presently denoted "CyberLink", to support interactive, broadband, multimedia applications (the "Project");

         WHEREAS, Loral Space & Communications Ltd. ("Loral Space") has received a license (the "FCC License") from the United States Federal Communications Commission (the "FCC") to construct, launch and operate CyberStar;

         WHEREAS, each of the Limited Partners desires to invest in the Project, and the General Partner and Loral Broadband desire for the Limited Partners to invest in the Project and to become limited partners of the Partnership, all in accordance with and subject to the terms and conditions of this Agreement; and

         NOW, THEREFORE, the Partners, in consideration of the premises and their mutual agreements as hereinafter set forth, do hereby agree as follows:

                                   ARTICLE I.
                           CONTINUATION OF PARTNERSHIP

         SECTION 1.1. Continuation. The parties hereto do hereby agree to continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. The rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by this Agreement and the Delaware Act.

         SECTION 1.2. Name. The name of the Partnership shall continue to be, and the business of the Partnership shall continue to be conducted under, the name of "CyberStar, L.P." The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner; provided, however, that the General Partner may not select the name of any Limited Partner or any similar name without the prior written consent of such Limited Partner. The General Partner may change the name of the Partnership at any time and from time to time. Notice will be given to the Limited Partners within ten days after any change in the name of the Partnership and the General Partner shall file an amendment to the Certificate of Limited Partnership reflecting such change in accordance with the Delaware Act.

         SECTION 1.3. Registered Office; Principal Office. Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall continue to be located at c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership at such registered office shall continue to be Corporation Trust Company. The principal office of the Partnership shall be located at such place as the General Partner may from time to time designate to the Limited Partners. Notice will be given to the Limited Partners within ten days after any change in the principal office of the Partnership and the General Partner shall file an amendment to the Certificate of Limited Partnership reflecting such change in accordance with the Delaware Act. The Partnership may maintain offices at such other places as the General Partner deems advisable.

         SECTION 1.4. Purpose. The purpose and business of the Partnership shall be:

         (a) directly or indirectly to (i) conduct (or cause to be conducted) research concerning the Project, and (ii) develop, design, deploy, exploit, own and operate the Project;

         (b) to acquire, hold, own, operate, lease, manage, maintain, improve, repair, replace, reconstruct, sell, transfer, assign, exchange, contribute or otherwise dispose of and use the assets of the Partnership; and

         (c) to enter into any lawful transaction and engage in any lawful activity incidental to or in furtherance of the foregoing purposes.

         Without in any way limiting the generality of the foregoing provisions of this Section 1.4, the Partners acknowledge that the Partnership may enter into transactions and agreements which provide that the Project is to be developed on behalf of the Partnership by one or more Persons other than the Partnership, which Persons may include GP Affiliates.

         SECTION 1.5. Power of Attorney.

         (a) Each Limited Partner hereby irrevocably appoints and empowers the General Partner and, if a Liquidator shall have been selected pursuant to
Section 13.2, the Liquidator and each of their authorized officers and attorneys-in-fact with full power of substitution as its true and lawful agent and attorney-in-fact (each an "Attorney"), with full power and authority in its name, place and stead, for so long as such Attorney is the General Partner or Liquidator or an authorized officer or attorney-in-fact of the General Partner or Liquidator, to:

                  (i) make, execute, swear to, acknowledge, publish, deliver, file and record in the appropriate public offices (A) any duly approved amendments to this Agreement or to the Certificate of Limited Partnership pursuant to the Delaware Act and to the laws of any state in which such documents are required to be filed; (B) any certificates, instruments or documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Partnership is doing or intends to do business; (C) any other instrument which may be required to be filed by the Partnership under the laws of any state or other jurisdiction or by any governmental agency, or which the General Partner or Liquidator deems advisable to file; (D) any documents which may be required to effect the continuation of the Partnership, the admission, withdrawal or substitution of any Partner pursuant to Article XI or Article XII hereof, the dissolution and termination of the Partnership pursuant to the terms of this Agreement, or the surrender of any rights or the assumption of any additional responsibilities by the General Partner; and (E) any document which may be required to effect any duly approved amendment to this Agreement; and

                  (ii) sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement and/or appropriate or necessary to effectuate the terms or intent of this Agreement; provided, however, that when the Consent of the Partners or the Approval of the Founding Partners is required under the terms of this Agreement or the consent of a Partner is required pursuant to Section 14.2, an Attorney may exercise the power of attorney made in this subsection (ii) only after the necessary consent or approval has been received.

         (b) To the maximum extent permitted by applicable law, the foregoing grant of authority (i) is a special power of attorney, coupled with an interest, and it shall be irrevocable and shall survive the death, incompetency, disability, liquidation, dissolution, bankruptcy or termination of any Partner and shall extend to such Partner's heirs, successors, assigns and personal representatives; (ii) may be exercised by an Attorney for each and every Limited Partner acting as attorney-in-fact for each and every Limited Partner; and (iii) shall survive the assignment by any Limited Partner of all or any of its Units and shall be fully binding upon such assignee. Each Limited Partner hereby agrees to be bound by any representations made by an Attorney acting in good faith pursuant to such power of attorney in furtherance of the Partnership's business. Each Partner shall execute and deliver to the General Partner or Liquidator, within 15 days after receipt of a request therefor, such further designations, powers of attorney and other instruments as the General Partner or Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

         SECTION 1.6. Term. The Partnership commenced business as a limited partnership on May 29, 1997, upon the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware; the Partnership shall continue in existence until the termination of the Partnership in accordance with the provisions of Article XIII hereof.

         SECTION 1.7. Title to Partnership Property. All property owned by the Partnership, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such property. The Partnership shall hold all of its assets in its own name or, in the case of marketable securities, in its own name or in street name.

         SECTION 1.8. Effectiveness of Agreement. This Agreement shall become effective as of the date first above written (the "Effective Date") as among the parties hereto as of the Effective Date and, with respect to other parties, as of the date of execution of this Agreement by such parties, pursuant to Section
4.4 or Article XI hereof.

                                   ARTICLE II.
                                   DEFINITIONS

         SECTION 2.1. Definitions. Any capitalized term used herein and not otherwise defined shall have the meaning ascribed to such term in this Article
II. For purposes of this Agreement, the following terms shall have the following meanings:

         "Additional Capital Contribution" has the meaning specified in Section 4.3(b)(i).

         "Additional Partner" means any Limited Partner or General Partner admitted to the Partnership pursuant to Section 4.4(b).

         "Additional Units" means any Units, or any securities convertible or exchangeable into, or exercisable for, Units, issued by the Partnership after the Effective Date, including, without limitation, Units issued to existing Partners pursuant to Sections 4.1(b) and (c), 4.2, 4.3, 4.4(a) and 4.9, and those issued to Additional Partners pursuant to Sections 4.1(b) and (c), 4.2 and 4.4(a).

         "Adjusted Income" for a period means any positive amount computed as the sum of Net Income or Net Loss (computed before deduction for allocations pursuant to Section 5.1(a)) plus the amount of depreciation and amortization taken into account in computing Net Income or Net Loss.

         "Affiliate" means any Person who directly or indirectly controls, is controlled by, or is under common control with the Person in question, provided that the Partnership and any Person in which it directly or indirectly owns any interest shall in no event constitute an Affiliate of any Partner for purposes of this Agreement. As used in this definition of "Affiliate," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. The terms "controlled" and "common control" shall have correlative meanings.

         "Agreement" means this Amended and Restated Agreement of Limited Partnership of CyberStar, L.P., as the same may be modified, supplemented, or amended in accordance with the terms hereof.

         "Approval of the Founding Partners" means the written consent of all of the Founding Partners, provided that such consent shall not be required of any Founding Partner that is a Delinquent Partner.

         "Book Up Gain" and "Book Up Loss" have the meanings specified in
Section 8.5(d).

         "Book Value" has the meaning determined under Section 8.5.

         "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the governments of the United States or France shall not be regarded as a Business Day.

         "Business Plan" means the business plan and budget prepared annually by the General Partner pursuant to Section 4.11.

         "Capital Account" means each capital account maintained pursuant to
Section 4.5.

         "Capital Contribution" means any cash or property that a Partner contributes to the Partnership pursuant to Sections 4.1, 4.2, 4.3, 4.4, 4.9 or 4.10.

         "Certificate of Limited Partnership" means the Certificate of Limited Partnership of CyberStar, L.P. filed on May 29, 1997 with the Secretary of State of Delaware pursuant to the Delaware Act, as it may be amended from time to time.

         "Code" means the U.S. Internal Revenue Code of 1986, as amended.

         "Communications Act" means the U.S. Communications Act of 1934, as amended.

         "Confidential Information" has the meaning specified in Section 15.13.

         "Consent of the Partners" means, in the case of actions specified in Sections 4.11(d)(i) and 6.2(a), the approval of Partners holding 65% of the Units outstanding and, as to any other action or proposed action by the Partnership, the approval of Partners holding a majority of the Units outstanding; provided, however, that (i) to the extent that any Partner and its Affiliates (other than a Founding Partner, Affiliates of a Founding Partner or a Partner formed solely for the purpose of consummating the Initial Public Offering) hold, in the aggregate, more than 20% of the outstanding Units, such excess Units shall not be deemed to be outstanding for purposes of determining whether the Consent of the Partners has been obtained and (ii) the Units held by a Delinquent Partner shall not be deemed to be outstanding for purposes of determining whether the Consent of the Partners has been obtained. Such approvals may be given in writing or through votes cast at a meeting of the Partners held in accordance with Section 6.3(d). The determination of the number of Units held by each Partner shall be made as of the record date specified in the notice delivered by the General Partner to seek such approval (or, in the case of actions decided at a Partner's Meeting, in the notice delivered by the Partnership to each of the Partners to call such meeting), provided that such date shall be not less than ten (10) Business

Days and not more than sixty (60) Business Days prior to the date of such notice.

         "Cost" shall mean all direct costs customarily charged directly to projects plus reasonable and allocable indirect costs (e.g., overhead, R&D and G&A) charged consistently with past practices and customary cost accounting principles.

         "CyberStar Service" means the transmission and/or reception of data and other signals through the Project satellite constellation.

         "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. ss. 17-101, et seq., as it may be amended from time to time, and any successor to such Act.

         "Delinquent Partner" means any Partner that: (i) has failed to make a Capital Contribution required by Section 4.1 or 4.2; (ii) has failed to make a Capital Contribution specified in a Sale Notice after delivering written notice of its election to accept the offer contained in such Sale Notice, pursuant to
Section 4.9; (iii) has failed to make a loan pursuant to a Participation Rights Notice after delivering written notice of its election to accept the offer contained in such Participation Rights Notice, pursuant to Section 6.12; or (iv) is otherwise in uncured, material default of its obligations under this Agreement, including, but not limited to, those contained in Section 6.4,
Section 6.9, Article X and Section 15.13.

         "Effective Date" has the meaning specified in Section 1.8.

         "Eligible Phase I Partner" means an Unaffiliated Phase I Cash Partner that: (i) has participated, on a pro rata basis and as set forth in Section 4.3, in all Funded Contribution Requests and (ii) is not a Delinquent Partner.

         "FCC" has the meaning specified in the recitals.

         "FCC License" has the meaning specified in the recitals.

         "Fiscal Year" has the meaning specified in Section 8.2.

         "Founding Partners" mean Loral Broadband Holdings, L.P. and Audelec.

         "Funded Contribution Request" means a Contribution Request in which both the General Partner (or a GP Affiliate) and one or more Unaffiliated Phase I Cash Partners have participated or which is substantially similar to the terms and conditions on which a financially responsible third party (other than the General Partner or a GP Affiliate) has made, or has entered into a binding commitment to make, a Capital Contribution in exchange for a Unit or Units.

         "GAAP" means U.S. generally accepted accounting principles as in effect from time to time.

         "General Partner" means Loral CyberStar, L.L.C. or any additional or successor Person admitted as a general partner pursuant to the terms of this Agreement, but any Person who ceases to be a general partner of the Partnership shall not be a General Partner.

         "GP Affiliate" shall mean any Affiliate of the General Partner.

         "Initial Public Offering" shall mean the first underwritten sale of equity securities issued directly by the Partnership, a successor entity or a Partner formed for such purpose (the net proceeds of which are contributed to the Partnership), to the public pursuant to a Registration Statement, provided that (i) such sale is not solely effected to implement an employee benefit plan or a transaction to which Rule 145, as promulgated under the Securities Act, is applicable, and (ii) the sum of the gross proceeds raised from such sale exceeds U.S. $150,000,000.00.

         "Investor Documents" has the meaning specified in Section 3.2.

         "Investment Notice" has the meaning specified in Section 6.9.

         "Involuntary Transfer" means any transfer, proceeding or action (other than to an Affiliate) by or in which the Partner shall be deprived or divested of any right, title or interest in or to any Units, including, without limitation, any seizure under levy of attachment or execution, any foreclosure upon a pledge of such Units, any transfer in connection with bankruptcy (whether pursuant to the filing of a voluntary or an involuntary petition under Title II of the United States Code or any modifications or revisions thereto) or other court proceeding to a debtor in possession, trustee in bankruptcy or receipt or other officer or agency, or any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property.

         "Limited Partner" means each of the limited partners identified as such on Schedule A as attached hereto on the date hereof, any Additional Limited Partner admitted as such pursuant to Section 4.4, or any successor limited partner admitted as such pursuant to the terms of this Agreement; provided, however, that any Person who ceases to be a limited partner of the Partnership shall not be a Limited Partner. Except as otherwise explicitly provided in this
Agreement: (i) the Limited Partners shall constitute a single class or group of limited partners for all purposes of the Delaware Act, and (ii) whenever a vote of the Limited Partners is required by either the Delaware Act or the terms of this Agreement, the Limited Partners shall vote as a single class or group.

         "Liquidator" has the meaning specified in Section 13.2.

         "Loral" has the meaning specified in Section 4.1.

         "Loral Broadband" has the meaning specified in the recitals.

         "Loral Space" has the meaning specified in the recitals.

         "Net Income" or "Net Loss" shall mean, with respect to any Fiscal Year, the taxable income or loss of the Partnership as determined for federal income tax purposes, with the following adjustments: (1) such taxable income shall be increased or such loss shall be reduced by the amount, if any, of tax-exempt income received or accrued by the Partnership; (2) such taxable income shall be reduced or such loss shall be increased by the amount, if any, of all expenditures of the Partnership described in section 705(a)(2)(B) of the Code, including expenditures treated as described therein under Reg. ss. 1.704-1(b)(2)(iv)(i); (3) such taxable income shall be increased or such loss reduced by the excess, if any, of the fair market value of distributed property over its Book Value and such taxable income shall be reduced or such loss shall be increased by the excess, if any, of the Book Value of distributed property over its fair market value; (4) the items of income, gain, loss and deduction allocated under Section 5.2 shall not be taken into account; (5) allocations of Adjusted Income under Section 5.1(a) shall be deducted; and (6) income, gain, loss, depreciation or amortization with respect to Partnership property shall be determined with reference to the Book Value of such property.

         "Nonperformance" means continuing gross negligence or willful misconduct by the General Partner in performing its obligations under this Agreement which results in a material adverse effect upon the assets or business of the Partnership that is not otherwise cured by the General Partner after written notice thereof.

         "Parent" means, with respect to any Person, such other Person who owns, directly or indirectly, at least a majority (by number of votes) of the outstanding stock of any class or classes (or equivalent interests) of such Person, if as direct or indirect holder of the stock of such class or classes (or equivalent interests) it (a) is ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (b) is at the time entitled, as such holder, to vote for the election of the majority of the directors (or Persons performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency.

         "Parent's Guarantee" shall mean a document, executed in form and substance to the satisfaction of the General Partner (or, in the case of a Parent's Guarantee delivered by the General Partner, to the satisfaction of each of the Founding Partners), evidencing that a Parent of a Partner, or of a Person succeeding to a Partner or of a Person subscribing to Additional Units: (i) will guarantee the obligations of such Partner or Person under this Agreement and under any Investor Documents and (ii) will itself (including its Subsidiaries) be bound by the provisions of Sections 6.9 and 15.13 of this Agreement.

         "Participation Bonus" has the meaning specified in Section 4.3(a).

         "Participation Rights Closing" has the meaning set forth in Section 6.12(b).

         "Participation Rights Notice" has the meaning set forth in Section 6.12(b).

         "Partner" means any General Partner or Limited Partner.

         "Partners' Committee" has the meaning specified in Section 6.3.

         "Partnership" means CyberStar, L.P., a Delaware limited partnership formed on May 29, 1997 and continued pursuant to this Agreement.

         "Passive Investment" means an investment made with an investment related purpose, and not with the purpose or the effect of changing or influencing the policies, operations, management, or control of the entity into which the investment is made (or of such entity's Affiliates).

         "Percentage Interest" means, for each Partner, the ratio, expressed as a percentage, that the number of Units held by such Partner bears to the total number of Units outstanding, as such percentages are set forth on Schedule A attached hereto, as it is amended from time to time.

         "Person" means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

         "Phase I" means the period of time from the Effective Date through and including March 31, 1998.

         "Phase I Budget" means the budget for the Partnership for Phase I, as previously provided to each of the Unaffiliated Phase I Partners, and as it may be amended from time to time.

         "Phase I Closing" means the closing of the sale of the Units offered during the Phase I Financing, including, without limitation, the initial closing which shall occur on June 30, 1997 and each subsequent closing which shall occur on subsequent dates chosen by the General Partner.

         "Phase I Financing" means the Partnership's sale of up to 1,760 Units during Phase I, in order to raise an aggregate of up to US $185,000,000.00 in Capital Contributions, made in both the form of cash and in kind.

         "Phase I Partner" means any Person who purchases, in cash or in kind, Units at any Phase I Closing, in accordance with Schedule A attached hereto and made a part hereof at any Phase I Closing.

         "Preemptive Rights Closing" has the meaning specified in Section
 4.9(c).
         "Preferred Return" means, cumulatively, the sum of (x) 2.5% of the Partnership's gross operating revenues for each quarter plus (y) 1% of that portion of the Partnership's gross operating revenues for each calendar quarter that, when aggregated with gross operating revenues earned by the Partnership earlier in the Fiscal Year, exceeds $500,000,000 plus (z) interest compounded monthly at the rate publicly announced by Citibank N.A. from time to time in New York City as its prime rate, on the amount by which, at the end of each quarter, the cumulative Preferred Return exceeds cumulative distributions under Section 5.4(a).

         "Project" has the meaning specified in the recitals.

         "Quarterly Meeting" has the meaning specified in Section 6.3(b).

         "Registration Statement" means any registration statement filed in compliance with the Securities Act and declared effective by the U.S. Securities and Exchange Commission.

         "Sale Notice" has the meaning specified in Section 4.9(b).

         "Section 704(c) Property" has the meaning specified in Section 5.3.

         "Securities Act" means the U.S. Securities Act of 1933, as amended.

         "SkyBridge" has the meaning specified in Section 6.8.

         "Strategic Investor" means any Person (other than the General Partner or a GP Affiliate) whom the General Partner believes, because of the nature of such Person's business, the Partnership has a strategic interest in allowing to acquire an interest in the Partnership.

         "Subject Partner" means, (i) for the purposes of Section 4.9, each Partner that is not a Delinquent Partner at the time that a Sale Notice is issued pursuant to Section 4.9(b) or at any time prior to the Preemptive Rights Closing following such issuance and (ii) for the purposes of Section 6.12, each Partner that is not a Delinquent Partner at the time that a Participation Rights Notice is issued pursuant to Section 6.12(b) or at any time prior to the Participation Rights Closing following such issuance.

         "Subsidiary" of any Person shall mean any other Person at least a majority (by number of votes) of the stock of any class or classes (or equivalent interests) of which is at the time owned by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, if the holders of the stock of such class or classes (or equivalent interests) (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or Persons performing similar functions) of such business entity, even the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of the majority of the directors (or persons performing similar functions) of such business entity, whether or not the right so to vote exists by reason of the happening of a contingency.

         "Treasury Regulations" means the United States income tax regulations promulgated under the Code by the United States Department of Treasury and codified at Title 26 of the Code of Federal Regulations. References herein to temporary or final regulations also refer to corresponding provisions of successor and superseding regulations.

         "Unaffiliated Phase I Cash Partner" means an Unaffiliated Phase I Partner that makes its contribution in cash at any Phase I Closing, in connection with the Phase I Financing in accordance with the Capital Contribution amounts set forth on Schedule A attached hereto and made a part hereof at any Phase I Closing.

         "Unaffiliated Phase I Partner" means any Phase I Partner other than the General Partner or a GP Affiliate.

         "Ultimate Parent" means, with respect to any Partner, the Parent of such Partner that is not a Subsidiary of another Person; provided, however, that the Ultimate Parent of a state-owned entity shall be that Parent that is not a Subsidiary of any Person other than a government or a governmental agency.

         "Unit" means an equity interest in the Partnership of a General Partner, a Limited Partner, or both, as the context may require. Units may be issued on a fractional basis.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. Representations and Warranties of Each Partner. Each of the Partners represents and warrants to the other Partners as follows:

         (a) Such Partner is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now conducted.

         (b) Such Partner has full power and authority to execute and deliver this Agreement and to perform fully its obligations hereunder. No other action on the part of such Partner is necessary to authorize the execution and delivery of this Agreement or the performance by such Partner of its obligations hereunder or the consummation of the transactions contemplated hereby.

         (c) This Agreement has been duly and validly executed and delivered by such Partner and constitutes the valid and legally binding obligation of such Partner in accordance with its terms.

         (d) The execution and delivery of this Agreement, the performance by such Partner of its obligations pursuant to the terms hereof and the consummation of the transactions contemplated hereby do not and shall not, with or without the giving of notice or lapse of time, or both: (i) violate or conflict with such Partner's charter, by-laws or other organizational documents;
(ii) violate or conflict with any law by which such Partner, or any of its respective assets or properties are bound or affected; (iii) violate or conflict with any judgment, order, writ or decree of any court, arbitrator or administrative body applicable to such Partner, or by which the assets or property of such Partner are bound or affected; (iv) violate or conflict with or result in the breach of (or give rise to any right of termination, cancellation or acceleration under) any material contract to which such Partner is a party or by which any of its respective assets or properties is bound; or (v) result in the creation of any encumbrance or charge upon any assets of the Partner.

         (e) No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority or any other Person is required in connection with such Partner's execution and delivery of this Agreement or the performance by it of its obligations hereunder or the consummation of the transactions contemplated hereby.

         (f) The Partner is not a party to, or to its knowledge, is not threatened with, any litigation or judicial, administrative or arbitration proceedings that in the aggregate are likely to have a material adverse effect on the transactions contemplated hereby.

         SECTION 3.2. Representations and Warranties of Each Limited Partner. In addition to any representations and warranties made in any subscription agreement or similar instrument executed in connection with its acquisition of its Units (the "Investor Documents") each of the Limited Partners represents and warrants to the Partnership, to the other Limited Partners and to the General Partner as follows:

         (a) Such Limited Partner is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act.

         (b) Such Limited Partner is familiar with the existing or proposed business, financial condition, properties, operations, and prospects of the Partnership; it has asked such questions, and conducted such due diligence, concerning such matters and concerning its acquisition of Units as it has desired to ask and conduct, and all such questions have been answered to its full satisfaction; it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Partnership, it understands that owning Units involves various risks, including: (1) the restrictions on transfers of Units, (ii) the lack of any public market for Units, (iii) the risk of owning its Units for an indefinite period of time, (iv) the risk of losing its entire investment in the Partnership, (v) risks inherent in the start-up of any business in a highly-regulated, high technology industry, (vi) the uncertainties and difficulties involved in obtaining the approximately $3.9 billion of financing needed for the development and implementation of the Project and to begin its operations, (vii) the potential for delay in development and implementation of the Project, including risks inherent in the construction and deployment of a complex satellite system, (viii) risks associated with the need to negotiate procurement contracts with suppliers on terms acceptable to the Partnership,
(ix) complexity of technologies that have not been implemented in the past, (x) competition from other satellite systems that have been or may be announced,
(xi) obsolescence, (xii) licensing and other regulatory risks and complexities, and (xiii) numerous other risks and uncertainties that are associated with a project of this scope and nature. Such Limited Partner is able to bear the economic risk of such investment; it is acquiring its Units for investment, solely for its own beneficial account and not with a view to or any present intention of directly or indirectly selling, transferring, offering to sell or transfer, participating in any distribution or otherwise transferring of all or a portion of its Units; and it acknowledges that the Units have not been registered under the Securities Act or any other applicable federal or state securities laws, and that the Partnership has no intention, and shall not have any obligation, to register or to obtain an exemption from registration for the Units, or to take action so as to permit sales pursuant to the Securities Act (including Rules 144 and 144A thereunder).

                                   ARTICLE IV.
                              CAPITAL CONTRIBUTIONS

         SECTION 4.1. Phase I Commitments of the General Partner and GP Affiliates.

         (a) As of the Effective Date, the General Partner and/or GP Affiliates (collectively, "Loral") will receive:

                  (i) 280 Units in consideration for Loral's efforts to initiate, conceptualize, develop, and promote the Project; and

                  (ii) 160 Units in consideration for Loral Space's agreement to utilize the FCC License for the exclusive benefit of the Partnership. An executed copy of such agreement is attached as Schedule E hereto.

         (b) Loral will receive 520 Units in return for cash Capital Contributions made pursuant to the installments specified in Schedule C attached hereto.

         (c) Any Units issued to Loral pursuant to subsections 4.1 (a) or (b) may be issued as general partner or limited partner Units, and in such proportion and to such entities as may be determined by the General Partner, in its sole discretion.

         (d) Upon the issuance of Units to Loral pursuant to subsections 4.1 (b) or (c), the General Partner shall: (i) pursuant to Section 4.4 (b), if a GP Affiliate receiving any such Units is not yet a Partner, effectuate the admission of such GP Affiliate as an Additional Partner and (ii) pursuant to
Section 4.4 (c), amend Schedule A and, if such GP Affiliate is not yet a Partner, Schedule B.

         SECTION 4.2. Phase I Commitments of the Unaffiliated Phase I Partners.

         (a) Each Unaffiliated Phase I Partner shall make a Capital Contribution, and shall receive limited partner Units, both in accordance with the Investor Documents executed by such Partner and accepted by the Partnership. Upon each issuance of Units pursuant to this Section 4.2, the General Partner shall: (i) pursuant to Section 4.4(b), if the Person receiving such Units is not yet a Partner, effectuate the admission of such Person as an Additional Partner and (ii) pursuant to Section 4.4(c), amend Schedule A and, if such Person is not yet a Partner, Schedule B.

         SECTION 4.3. Participation Bonus; Non Participation Consequences.

         (a) Upon the earlier of (i) that point in time immediately prior to the closing of the Initial Public Offering or (ii) the first Business Day that occurs six (6) months following the date on which the Project begins offering CyberStar Service to customers on a commercial basis, the Partnership shall issue to each of the Eligible Phase I Partners that number of Units (or, if the Partnership has converted to corporate form, that number of shares of capital stock of such corporation having the same relative rights and preferences with respect to distributions as such number of Units) (the "Participation Bonus") equal to the product of 75 Units multiplied by a fraction, the numerator of which shall be the number of Units purchased by such Eligible Phase I Partner during the Phase I Financing, as set forth in Schedule A attached hereto, and the denominator of which shall be the number of Units purchased by all Eligible Phase I Partners during the Phase I Financing, as derived from Schedule A attached hereto.

         (b) Following the final Phase I Closing, the General Partner, in its sole discretion, may from time to time, request additional Capital Contributions from each of the Unaffiliated Phase I Cash Partners by delivering to such Partners a written notice (the "Contribution Request") specifying:

                  (i) the amount of the additional Capital Contribution being requested of such Unaffiliated Phase I Cash Partner (the "Additional Capital Contribution") and of all Unaffiliated Phase I Cash Partners (the "Aggregate Additional Capital Contribution") and the price per Unit being offered to the Unaffiliated Phase I Cash Partners. The Additional Capital Contribution requested of any Unaffiliated Phase I Cash Partner shall be equal to the product of the Aggregate Additional Capital Contribution multiplied by a fraction, the numerator of which shall be the number of Units purchased by such Unaffiliated Phase I Cash Partner during the Phase I Financing, as set forth in Schedule A attached hereto, and the denominator of which shall be 800 Units;

                  (ii) the manner in which, and the expected date on which, such Aggregate Additional Capital Contribution is to be applied;

                  (iii) the date (the "Contribution Date") on which such Additional Capital Contribution is due; and

                  (iv) The bank account of the Partnership to which such Additional Capital Contribution shall be paid.

The Contribution Request must be delivered no less than fifteen (15) Business Days before the Contribution Date, in the case of those Aggregate Additional Capital Contributions that are included in a Business Plan previously delivered to the Partners pursuant to Section 4.11, and no less than sixty (60) Business Days before the Contribution Date, in the case of all other Aggregate Additional Capital Contributions.

         (c) No Partner shall be obligated to make any Additional Capital Contribution. In order to be an Eligible Phase I Partner and avoid the consequences of Section 4.3(d), however, an Unaffiliated Phase I Cash Partner must make all Additional Capital Contributions requested by Funded Contribution Requests delivered pursuant to Section 4.3(b) above. All such Additional Capital Contributions shall be paid to the Partnership by wire transfer of immediately available funds in U.S. dollars by 3:00 P.M. (New York City time) on the later of: (i) the Contribution Date or (ii) that date that occurs ten (10) Business Days following each Unaffiliated Phase I Cash Partner's receipt of written notice from the General Partner that the Contribution Request is a Funded Contribution Request.

         (d) If any Partner fails to make any Additional Capital Contribution requested by a Funded Contribution Request delivered in accordance with Section 4.3(b) that sets forth a price per Unit higher than the average price per Unit paid by such Partner, then upon the closing of such Funded Contribution Request, the number of Units owned by such Partner shall be reduced to the number of Units such Partner would have owned had all of its prior purchases of Units been effected at the price per Unit paid in connection with such Funded Contribution Request, provided that no such reduction will be made if the capital contributions of investors who were not theretofore Partners or Affiliates of Partners account for less than 60% of the total amount paid (by both existing and new Partners) in connection with such Funded Contribution Request and such Partner made no less than 50% of the Additional Capital Contribution so requested. Any such reduction will have prospective effect only, and will not affect the Partner's Capital Account until future allocations of income, gain, loss or deduction are made with respect to the adjusted number of Units.

         (e) Nothing in this Section 4.3 shall prevent the General Partner from seeking Capital Contributions from any of the Partners or any of their Affiliates pursuant to Sections 4.4, 4.9 and 4.10. An Unaffiliated Phase I Cash Partner shall not become a general partner of the Partnership, or otherwise hold a general Unit in the Partnership, solely as a result of such Partner's purchase of limited partner Units (whether pursuant to a Contribution Request or otherwise) or of such Partner's receipt of its Participation Bonus.

         SECTION 4.4. Additional Partners. (a) Subject to Sections 4.9, and 6.2, the Partnership is hereby authorized (through a private placement, in connection with the Initial Public Offering or subsequent public offerings or otherwise) to offer Additional

         Units and to admit as Partners those Persons who subscribe to purchase Additional Units and who are acceptable to the General Partner in its sole discretion.

         (b) At each closing following the Effective Date at which Additional Units are issued, the Capital Contributions of those Persons then being admitted as Additional Partners shall be transferred to the Partnership, which amounts shall be credited to their respective Capital Accounts pursuant to Section 4.5 hereof. A Person shall be admitted as an Additional Partner only upon the Partnership's acceptance of payment of the appropriate Capital Contribution from the Person subscribing to Additional Units and upon furnishing by each Person to the General Partner of evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 1.5, and such other documents or instruments (including, without limitation, Investor Documents and Parent's Guarantees) as may be required in the sole discretion of the General Partner to effect such Person's admission as an Additional Partner.

         (c) Upon the admission of a Person as an Additional Partner, (i) the schedule of Partners as set forth on Schedule A attached hereto shall be amended to reflect such Person's name, state or country of formation, whether such Person is being admitted as a general partner or a limited partner, such Person's Capital Contribution, the amount to be reflected in such Person's Capital Account following such subscription, the percentage of all capital contributed to the Partnership that has been contributed by such Person, and the Units and the Percentage Interest held by such Person following such subscription and (ii) the schedule of addresses as set forth on Schedule B attached hereto shall be amended to reflect the addresses of such Person for the purposes of Section 15.1 hereof. Upon the issuance of Additional Units to an existing Partner, the schedule of Partners as set forth on Schedule A hereto shall be amended to reflect whether such Additional Units are general partner interests or limited partner interests, the total amount of capital contributed by such Partner to the Partnership as of such date, such Partner's Capital Account, the percentage of capital contributed to the Partnership that has been contributed by such Partner, and the Units and Percentage Interest held by such Partner following such issuance.

         SECTION 4.5.  Capital Accounts.

         (a) The Partnership shall maintain a separate account for each Partner as part of its books and records. A Partner's "Capital Account" shall be credited with (i) the amount of cash and the Book Value of other property contributed to the Partnership by the Partner, (ii) allocations of Adjusted Income, Net Income and Book Up Gain to the Partner, (iii) allocations of gain and income to the Partner under Section 5.2 and (iv) the amount of any Partnership liabilities assumed by such Partner or secured, in whole or in part, by any Partnership assets that are distributed to such Partner, and shall be debited with (i) allocations of Net Loss and Book Up Loss to the Partner, (ii) allocations of deduction and loss to the Partner under
Section 5.2, (iii) the amount of cash distributions and the fair market value of any property distributed to the Partner and (iv) the amount of any Partner liabilities assumed by the Partnership or secured, in whole or in part, by any assets contributed by such Partner to the Partnership. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations under Section 704(b) of the Code and, to the extent not inconsistent with the provisions of this Agreement, shall be interpreted and applied in a manner consistent with such Regulations. Schedule A attached hereto sets forth the respective Capital Accounts of the Partners as of the Effective Date.

         (b) A transferee of a Unit will succeed to the portion of the Capital Account of the Partner transferring such Unit which relates to the Unit transferred.

         SECTION 4.6. Interest. No interest shall be paid by the Partnership on Capital Contributions, on balances in Partners' Capital Accounts or on any other funds distributed or distributable under this Agreement.

         SECTION 4.7. No Withdrawal. No Partner shall have the right to the withdrawal or reduction of any part of its Capital Contribution. It is the intent of the Partners that no distribution to the Limited Partners of cash pursuant to Section 5.4 shall be deemed a return or withdrawal of capital, even if such return or distribution represents, for federal income tax purposes or otherwise (in whole or in part), a distribution of depreciation or any other non-cash item accounted for as a loss or deduction from or offset to the Partnership's income, and that the Limited Partners shall not be obligated to pay any such amount to, or for the account of, the Partnership or any creditor of the Partnership; provided, however, that if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to make any such payment, such obligation shall be the obligation of such Limited Partner and not of the General Partner.

         SECTION 4.8. Loans. Loans by a Partner to the Partnership shall not be considered Capital Contributions.

         SECTION 4.9. Preemptive Rights.

         (a) The Partnership hereby grants to each of the Partners a preemptive right, in accordance with the procedures set forth in this Section 4.9, with respect to the issuance and sale by the Partnership of Additional Units ("Preemptive Securities") other than those:

                  (i) issued or sold in connection with the Phase I Financing;

                  (ii) issued or sold to a Strategic Investor;

                  (iii) issued or sold pursuant to, in connection with, or following the Initial Public Offering;

                  (iv) issued or sold in connection with any merger, consolidation, acquisition or other business combination involving the Partnership or any subsidiary of the Partnership; or

                  (v) issued or sold under any employee benefit or similar plan or arrangement.

         (b) At least thirty (30) days prior to the sale of the Preemptive Securities, the Partnership shall deliver a written notice (a "Sale Notice") to each Subject Partner setting forth:

                  (i) the number of Preemptive Securities to be sold;

                  (ii) the price for which and other terms and conditions upon which such Preemptive Securities are to be sold; and

                  (iii) all written information distributed to offerees of such Preemptive Securities, together with an irrevocable offer from the Partnership to issue and sell to each Subject Partner, at the same price per Preemptive Security and on the same other terms and conditions set forth in the Sale Notice, the number of Preemptive Securities equal to the product of the total number of Preemptive Securities set forth in the Sale Notice multiplied by a fraction, the numerator of which is the number of Units held by such Subject Partner at the time the Sale Notice is issued, and the denominator of which is the number of Units held by all Subject Partners at such time.

         (c) The Subject Partners shall have absolute discretion to accept or decline such offers. If a Subject Partner wishes to accept any of the offers made pursuant to Section 4.9(b), it shall give the Partnership irrevocable written notice (which notice must specify acceptance of all Preemptive Securities offered to such Subject Partner in the Sale Notice) of its election to accept such offer within fifteen (15) days of the date (the "Sale Notice Delivery Date") on which the Partnership delivers the applicable Sale Notice. The closing thereunder (a "Preemptive Rights Closing") shall occur five (5) days thereafter (or, if such day is not a Business Day, on the next Business Day thereafter) at the offices of the Partnership or at such other time and place as the parties shall agree.

         (d) If any portion (the "Remaining Portion") of the total number of Preemptive Securities set forth in the Sale Notice is not subscribed to by the Subject Partners within fifteen (15) days of the Sale Notice Delivery Date, the Partnership shall have the right, until the one hundred twenty-first (121st) day following the Sale Notice Delivery Date, to sell Preemptive Securities to any Person(s) at a price per Preemptive Security not less than 95% of the price specified in the Sale Notice, and on terms and conditions that are otherwise substantially similar to the terms and conditions set forth in the Sale Notice; provided, however, that if, as a condition of such proposed sale, such Person requires the Partnership to sell a number of Preemptive Securities greater than the number of Preemptive Securities included in the Remaining Portion, then such sale shall be subject to the requirements of Section 4.9(e).

         (e) If, as a condition of a proposed sale of Preemptive Securities under Section 4.9(d), the Partnership is being required to sell a number of Securities greater than the number of Preemptive Securities included in the Remaining Portion, the Partnership shall provide those Subject Partners that have purchased the Preemptive Securities set forth in the applicable Sale Notice (the "Exercising Partners") with a notice (the "Subsequent Sale Notice") setting forth:

                  (i) the number of Preemptive Securities that the Partnership plans to sell pursuant to Section 4.9(d); and

                  (ii) the price for which and other terms and conditions upon which such Preemptive Securities are to be sold.

Each of the Exercising Partners shall have the following option (but not the obligation) to purchase Preemptive Securities at the price and on terms and conditions substantially similar to those specified in the Sale Notice: upon the Partnership's delivery of the Subsequent Notice, the Exercising Partner shall have ten (10) days from the date (the "Subsequent Notice Date") upon which the Partnership delivers the Subsequent Sale Notice to deliver to the Partnership an irrevocable written notice (the "Subsequent Sale Election Notice") committing to purchase a specified number of Preemptive Securities that does not exceed the number of Preemptive Securities included in the Remaining Portion. If the total number of Preemptive Securities subscribed to by Exercising Partners through the delivery to the Partnership of Subsequent Sale Election Notices within ten (10) days of the Subsequent Sale Notice Date is greater than or equal to the number of Preemptive

Securities included in the Remaining Portion, then the Partnership shall sell the Preemptive Securities subscribed to in such Subsequent Sale Election Notices and the Partnership shall not complete the sale described in the Subsequent Sale Notice. The closing of such sales pursuant to Subsequent Sale Election Notices (also, a "Preemptive Rights Closing") shall occur on the fifteenth (15th) day after the Subsequent Sale Notice Date (or, if such date is not a Business Day, on the next Business Day thereafter) at the offices of the Partnership or at such other time and place as the parties shall agree and the Partnership shall not complete the sale described in the Subsequent Sale Notice. If the total number of Preemptive Securities subscribed to by Exercising Partners through the delivery to the Partnership of Subsequent Sale Election Notices within ten (10) days of the Subsequent Sale Notice Date is less than the number of Preemptive Securities included in the Remaining Portion, then none of Exercising Partners shall have the option to purchase Preemptive Securities under this Section 4.9(e) and the Partnership shall have the right to complete the sale described in the Subsequent Sale Notice.

         (f) In connection with any proposed or contemplated sale of Additional Units, upon the request of the Partnership, each Subject Partner shall indicate to the Partnership its good faith intentions (which indications shall not be binding) with respect to whether or not it will exercise the preemptive rights described herein.

         (g) Notwithstanding anything to the contrary in this Agreement, no Limited Partner shall become a general partner of the Partnership or otherwise hold general partner Units in the Partnership as a result of such Limited Partner's purchase of any Preemptive Securities.

         SECTION 4.10.  Sale of Units and Partnership Securities.

         (a) Subject to the provisions of Sections 4.9 and 6.2, the Partnership may, upon the determination of the General Partner, issue or sell, on such terms as the General Partner deems (in its sole and complete discretion) appropriate and in the best interests of the Partnership (including by way of a private placement, the Initial Public Offering or otherwise), Additional Units to the Partners and to Additional Partners from time to time and to admit such Additional Partners to the Partnership as Additional Partners pursuant to
Section 4.4, without being required to obtain the approval of the Limited Partners or any other Persons who may acquire an interest in the Units; provided that any sale of Units that is effectuated prior to the Initial Public Offering at a per Unit price below that paid by the Founding Partners during Phase I (or on terms and conditions, including side agreements, contemporaneous commitments and the like, that, in the aggregate, are materially more favorable to such new investors than those applicable to the Founding

Partners' investments during Phase I) shall require the Approval of the Founding Partners.

         (b) The Partnership may, upon the determination of the General Partner, issue or sell any other type of security of the Partnership from time to time to Partners or other Persons on terms and conditions established in the sole and complete discretion of the General Partner, including, without limitation, unsecured and secured debt obligations of the Partnership without being required to obtain the approval of the Limited Partners, or any other Persons who may acquire an interest in any Unit or any combination of any of the foregoing.

         (c) There shall be no limit on the number of Units or other securities that may be issued and the General Partner shall have the sole and complete discretion in determining the consideration and terms and conditions with respect to any future issuance of Units or other securities.

         SECTION 4.11.  Business Plan.

         (a) The General Partner shall prepare (or cause to be prepared), on an annual basis, a Business Plan (the "Business Plan") in accordance with this
Section 4.11.

         (b) A proposed version of the Business Plan shall be delivered to the Partners along with the prior written notice to be delivered pursuant to Section
6.3 in connection with the final Quarterly Meeting of each Fiscal Year, beginning with the final Quarterly Meeting to be held in 1997. Such proposed Business Plan shall contain the following elements:

                  (i) a budget for the following Fiscal Year (the "Annual Budget") containing:

                           (A) schedules of estimated capital expenditures and other costs for each quarter;

                           (B) a projected income and expense statement for each quarter; and

                           (C) a projected year-end balance sheet for each quarter; and

                  (ii) a forecast for the immediately succeeding five Fiscal Years (the "Five-Year Forecast") setting forth:

                           (A) the information contained in subsections
                  4.11(b)(i)(A-C) above, for each of the five Fiscal Years included therein, on an annual basis; and

                           (B) a projected schedule of sources and uses of funds
                  for each of the five Fiscal Years included therein.

         (c) Following consultation with the Partners' Committee, the General Partner shall adopt the Business Plan prior to the beginning of the Fiscal Year covered by the Annual Budget contained in such Business Plan. A copy of such Business Plan shall be delivered to each of the Partners prior to the beginning of such Fiscal Year.

         (d) The Business Plan may be amended from time to time by the General Partner in its sole discretion following consultation with the Partners' Committee; provided that:

                  (i) if such amendment would materially change the purpose of the Partnership from that set forth in Section 1.4, the Consent of the Partners shall be required; or

                  (ii) if such amendment would increase the aggregate amount of the total capital expenditures and other costs contained in the Phase I Budget by more than 15%, the Approval of the Founding Partners shall be required.

                                   ARTICLE V.
                          ALLOCATIONS AND DISTRIBUTIONS

         SECTION 5.1. Allocations Generally.

         (a) As of the end of each quarter, Loral Broadband will be allocated Adjusted Income until such Adjusted Income has been allocated to Loral Broadband on a cumulative basis for the current quarter and all prior quarters in an amount equal to its Preferred Return.

         (b) Except as provided in Section 5.1(c), Net Income and Net Loss shall be allocated to the Capital Accounts of the Partners as follows:

                  (i) Net Income of the Partnership for each Fiscal Year shall be allocated to the Partners (other than Delinquent Partners) in proportion to their respective Percentage Interests.

                  (ii) Net Loss of the Partnership for each Fiscal Year shall be allocated to the Partners in proportion to their respective Percentage Interests.

         (c) For all periods following adoption of a plan of liquidation, after first making any allocations pursuant to Section 8.5(d), Net Income and Net Loss shall be allocated to the Capital Accounts of the Partners as follows:

                  (i) Net Income of the Partnership for each Fiscal Year shall be allocated:

                           (A) first, to the Partners (other than Delinquent
                  Partners) so as to cause, as nearly as practicable, the Capital Account balances of the Partners to be in proportion to their respective Percentage Interests; and

                           (B) thereafter, to the Partners (other than the
                  Delinquent Partners) in proportion to their respective Percentage Interests.

                  (ii) Net Loss of the Partnership for each Fiscal Year shall be allocated to the Partners as follows:

                           (A) first, to the Partners so as to cause, as nearly
                  as practicable, the Capital Account balances of the Partners to be in proportion to their respective Percentage Interests; and

                           (B) thereafter, to the Partners in proportion to
                  their respective Percentage Interests.

         SECTION 5.2. Regulatory Allocations. Section 704 of the Code and the Treasury Regulations promulgated thereunder (including but not limited to the provisions of the Treasury Regulations addressing qualified income offset provisions, minimum gain chargeback requirements and allocations of deductions attributable to nonrecourse debt and partner nonrecourse debt) are hereby incorporated by reference. If, as a result of the provisions of section 704 of the Code and the Treasury Regulations, items of income, gain, loss or deduction are allocated to the Partners in a manner that is inconsistent with the manner in which the Partners intend to divide Partnership distributions as reflected in this Agreement, items of future income and loss shall be allocated among the Partners in accordance with the Treasury Regulations so as to prevent such allocations from distorting the manner in which Partner distributions will be divided among the Partners pursuant to this Agreement.

         SECTION 5.3. Other Allocations When Book Value Differs from Tax Basis. When the Book Value of a Partnership asset is different from its adjusted tax basis for income tax purposes, then, solely for federal, state and local income tax purposes, and not for purposes of computing Capital Accounts, income, gain, loss, deduction and credit with respect to such assets ("Section 704(c) Property") shall be allocated among the Partners to take this difference into account in accordance with the principles of Code Section 704(c), using the traditional method set forth in Treasury Regulation Section 1.704-3(b)(1). In addition, under the principles of Treasury Regulation Section 1.704-3(b)(2) Example 2(ii)(C), in order to prevent the shifting of tax consequences with respect to built-in gain or built-in loss with respect to Partnership property that has an adjusted Book Value different from its adjusted federal income tax basis, taxable gain on the sale of that property shall be allocated among the Partners to offset the ceiling rule limitation of Treasury Regulation Section 1.704-3(b)(1).

         SECTION 5.4. Distributions.

         (a) On or before the last day of each calendar quarter the Partnership shall make distributions to Loral Broadband until the cumulative sum of such distributions is equal to the cumulative allocations of Adjusted Income to Loral Broadband under Section 5.1(a). If the cumulative allocations of Adjusted Income have not yet been finally determined by the end of the calendar quarter, distributions under this Section 5.4(a) shall be made on the basis of estimates and, when the cumulative allocations are finally determined, any excess distribution shall be promptly returned and any under distribution shall be promptly distributed.

         (b) Thereafter, subject to Section 6.2(a)(i), any or all remaining amounts of undistributed Net Income may be distributed at the General Partner's sole discretion to each of the Partners in proportion to their respective Percentage Interests.

         (c) Each Partner authorizes the Partnership to withhold and pay over any withholding or other tax payable by the Partnership as a result of such Partner holding an interest in the Partnership. Such amounts, if withheld from distributions to a Partner, shall be treated as a distribution to the Partner and a payment of the withheld tax by such Partner to the appropriate taxing authorities. In the event that current distributions to any Partner are not sufficient to cover the withheld tax, the amount withheld in excess of the amount covered by distributions to such Partner shall be a loan to such Partner with respect to whom such withholding has been undertaken and such Partner hereby grants the Partnership a security interest in its entire interest in the Partnership at the time any such loan is made to it to secure the repayment of such loan. Such loans shall bear interest at the rate publicly announced by Citibank N.A. from time to time in New York City as its prime rate, shall be compounded monthly, and shall be payable on demand. The Partnership may apply future distributions to such Partner against amounts due under the loan. In the event that the Internal Revenue Service shall determine that the amount of taxes that should have been withheld with respect to a Partner is in excess of the amount withheld by the Partnership, that Partner shall indemnify the Partnership for the amount of any such shortfall with interest and penalties.

                                   ARTICLE VI.
                      MANAGEMENT AND OPERATION OF BUSINESS

         SECTION 6.1. Management.

         (a) Except as specifically provided to the contrary in this Agreement, the business and affairs of the Partnership shall be carried on and managed by the General Partner, who shall have full, exclusive and complete discretion and control with respect thereto. The General Partner shall have all powers necessary, convenient and appropriate to carry out the purposes and business of the Partnership and, except as otherwise provided by the Delaware Act or this Agreement, shall possess and enjoy all of the rights and powers and shall be subject to all restrictions of a general partner of a partnership without limited partners under the laws of the State of Delaware.

         (b) The General Partner shall, in good faith, use its best reasonable efforts to carry out the purposes of the Partnership through implementation of the Business Plan and shall devote to the administration and management of the business and affairs of the Partnership such time as the General Partner shall deem necessary or appropriate for the administration and management of such business and affairs. The General Partner may, subject to the provisions of
Section 6.2, contract or otherwise deal with any Person, including GP Affiliates and their employees, to perform any acts or services for the Partnership as the General Partner shall approve. Any such delegee having access to confidential information shall be deemed to be bound by a confidential agreement containing substantially the same terms as Section 15.13. Without limitation on any power that may be conferred upon it hereunder or by law, and except as hereinafter stated and subject to the limitations explicitly set forth in Sections 6.1(a) and 6.2, the General Partner shall have the power, on behalf of the Partnership, to:

                  (i) make and enter into such contracts and incur expenses and other liabilities on behalf of the Partnership, as the General Partner deems necessary or appropriate for the efficient conduct and operation of the Partnership's business;

                  (ii) compromise, submit to arbitration, sue on or defend all claims in favor of or against the Partnership; commence or defend litigation that pertains to the Partnership or any Partnership assets, and arrange for the settlement of any pending or threatened litigation, by or against the Partnership, through compromise, arbitration or otherwise;

                  (iii) make and revoke any election permitted the Partnership by any taxing authority;

                  (iv) do all acts the General Partner deems necessary or appropriate for the protection and preservation of the Partnership's assets;

                  (v) make distributions and allocations to the Partners in accordance with Article V hereof;

                  (vi) designate such officers of the Partnership and other Persons as authorized signatories with the authority to execute on behalf of the Partnership, any documents or instruments of any kind that the General Partner may deem appropriate or advisable to carry out the purposes of the Partnership taking into consideration the terms and conditions of such document or instrument;

                  (vii) prepare, execute and file U.S., federal, state and local and foreign income tax returns and pay any taxes on behalf of the Partnership and the Partners;

                  (viii) make all payments of the Partnership under the terms of this Agreement, including such payments, fees and reimbursements as the General Partner or any of the GP Affiliates may be entitled to receive under the terms of this Agreement;

                  (ix) contest any determination by the Internal Revenue Service or any other taxing authority which the General Partner deems to be adverse to the best interests of the Partnership;

                  (x) invest Partnership funds on a temporary basis pending distribution in such investments (other than investments in a GP Affiliate) as the General Partner deems appropriate, provided that the General Partner shall not invest Partnership funds in such a manner that the Partnership will be considered to be holding itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities or will otherwise be deemed to be an investment company under the Investment Company Act of 1940, as amended;

                  (xi) employ Persons (including any Affiliate or employee of any Affiliate of any Partner) for the research and development of the Project and/or the operation and management of the Partnership and engage such other experts and advisers as the General Partner may deem necessary or advisable, in each case, on such terms and for such compensation as the General Partner may determine;

                  (xii) borrow money on behalf of the Partnership as the General Partner deems necessary or appropriate and in the best interests of the Partnership and make, accept, endorse and execute promissory notes, drafts, bills of exchange and other instruments and evidences of indebtedness in connection therewith and secure the payment of any such Partnership indebtedness by mortgage, pledge or assignment of or security interest in all or any part of the property then owned or thereafter acquired by the Partnership and guarantee like obligations of others;

                  (xiii) call a meeting of the Partners' Committee from time to time as the General Partner deems necessary or advisable;

                  (xiv) acquire (a) all or any portion of the equity or other interests in any Person or (b) any other assets whether or not in the ordinary course of business of the Partnership;

                  (xv) sell, lease, lease back, license, contribute, assign, exchange or otherwise dispose of the assets of the Partnership, including, without limitation, pursuant to a transaction where the assets of the Partnership are transferred to a Person in exchange for equity interests in such Person; provided, however that in the event of a cash sale of all or substantially all of the assets of the Partnership (other than to a Person controlled by the Partnership), the Partnership shall distribute the proceeds of such sale to the Partners as soon as practicable thereafter;

                  (xvi) commence any litigation or arbitration that pertains to the Partnership or any Partnership assets, or arrange for the settlement of any pending or threatened litigation, by or against the Partnership, through compromise, arbitration or otherwise;

                  (xvii) effectuate the Initial Public Offering, or any other underwritten sale of securities to the public pursuant to a Registration Statement, by: (A) creating, admitting as a partner in accordance with Section 6.16(c), and issuing Units to, a corporate Partner and causing securities of such corporate Partner to be registered for sale to the public, provided that the General Partner has received the Approval of the Founding Partners with respect to such issuance, (B) registering Units for sale to the public, provided that the General Partner has received the Approval of the Founding Partners with respect to such sale, or (C) converting the Partnership to a corporate entity, pursuant to Section 6.16, in order to cause the capital stock of such entity to be registered for sale to the public;

                  (xviii) convert the Partnership to another form, pursuant to
         Section 6.16; and

                  (xix) engage in any kind of activity and enter into and perform obligations of any kind (with the General Partner, a GP Affiliate or otherwise) necessary to, in connection with, or incidental to, the accomplishment of the purposes and business of the Partnership, so long as said activities and obligations may be lawfully engaged in or performed by a limited partnership under the Delaware Act.

         (c) The General Partner may delegate any of such foregoing powers and any additional powers conferred upon it under this Agreement or by law to officers of the Partnership or other Persons. The Partners hereby agree that each such authorized officer of the Partnership or such other Person is authorized to execute, deliver and perform any agreements, acts, transactions and matters in connection with the exercise of power hereunder on behalf of the Partnership without any further act, approval or vote of the Partners or the Partnership, except in connection with acts otherwise prohibited by this Agreement, the Delaware Act or any applicable law, rule or regulation.

         SECTION 6.2. Limitation on Authority of the General Partner.

         (a) Notwithstanding anything herein to the contrary, the General Partner shall not undertake, on behalf of the Partnership, any of the actions specified in this Section 6.2(a) without the Consent of the Partners:

                  (i) make any distributions other than those required by
         Section 5.4(a) to the Partners in excess of accumulated undistributed Net Income, as of the end of the preceding calendar quarter;

                  (ii) make any material amendments or modifications to this Agreement, except as otherwise provided in Section 14.1;

                  (iii) merge or combine the Partnership with another Person or cause or permit the dissolution (except as provided by Section 6.16), and/or liquidation of the Partnership, or convert the Partnership to another form (except as provided by Section 6.16);

                  (iv) take any action for the (a) commencement of a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, (b) consent to the entry of any order for relief in an involuntary case under any such law to the extent that the giving or withholding of such consent is within the Partnership's discretion,
         (c) consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of it or of any substantial part of its property or (d) making by it of a general assignment for the benefit of creditors; or

                  (v) sell all or substantially all of the Partnership's assets; provided that this provision shall not apply to the mortgage, hypothecation, pledge or grant of a security interest in all or substantially all of the Partnership's assets or to the forced sale of any assets pursuant to a foreclosure of, or other realization on, any such encumbrance.

         (b) Notwithstanding anything herein to the contrary, the Partnership shall not enter into any binding transaction (the "Proposed Transaction") with the General Partner or a GP Affiliate (the "Proposed Contractor") except pursuant to the provisions of this Section 6.2(b).

                  (i) The Partnership shall deliver to the Founding Partners written notice (the "Contract Proposal") of the material terms and conditions of the Proposed Transaction at least ten (10) days before the execution of such contract.

                  (ii) If any Founding Partner determines in good faith that the Proposed Transaction, as described in the Contract Proposal, does not contain commercially fair and reasonable terms and conditions, such Founding Partner shall, within seven (7) days of receiving the Contract Proposal, submit to the General Partner a certification (the "Certificate of Objection"), signed by the chief executive officer of such Founding Partner's Ultimate Parent stating with particularity the reasons for such determination, including a statement as to (A) which terms and conditions in the Contract Proposal are not commercially fair and reasonable and (B) what terms and conditions such Founding Partner would deem to be commercially fair and reasonable for the Proposed Transaction.

                  (iii) If the General Partner has not received a Certificate of Objection within ten (10) days of delivery of the Contract Proposal to the Founding Partners, the General Partner may cause the Partnership to execute any documents to bind the Partnership to the Proposed Transaction.

                  (iv) If the General Partner has received a Certificate of Objection within ten (10) days of delivery of the Contract Proposal to the Founding Partners, the Founding Partner that has submitted the Certificate of Objection shall negotiate in good faith with the Partnership and the Proposed Contractor regarding the terms of the Proposed Transaction.

                  (v) In the event that, notwithstanding the negotiations conducted pursuant to subsection 6.2(b)(iv) above, the Founding Partner's determination that the Proposed Transaction does not contain commercially fair and reasonable terms remains unchanged, then: (a) in the case of a Proposed Transaction in the form of a contract to provide goods or services to the Partnership, the General Partner may cause the Partnership to execute a contract with the Proposed Contractor on a "cost plus" basis, with a profit margin above Cost not to exceed 12%, and on terms and conditions that the General Partner certifies are otherwise commercially fair and reasonable, and (b) in all Proposed Transactions other than contracts to provide goods and services to the Partnership, the General Partner may cause the Partnership to execute any documents to bind the Partnership to the Proposed Transaction, so long as such documents contain terms and conditions that the General Partner certifies are commercially fair and reasonable.

         SECTION 6.3. Partners' Committee and Partners' Meetings.

         (a) Each Partner (other than a Delinquent Partner) shall have the right to designate two representatives (the "Partners' Committee Representatives") to participate in meetings of the Partners' Committee, which shall be an advisory committee that serves as a forum for the exchange of information and ideas regarding the Project.

         (b) The Partnership shall hold a quarterly meeting of the Partners' Committee ("Quarterly Meeting") on fifteen (15) days prior written notice to the Partners. Each Quarterly Meeting shall be held no sooner than thirty (30) days and no later than sixty (60) days after delivery to the Partners of the quarterly financial statements for the preceding fiscal quarter pursuant to
Section 8.3(b). At the Quarterly Meeting, the General Partner, through its representatives or other Persons designated by the General Partner, will review the activities of the Partnership during the preceding quarter, discuss the plans and budget for the current quarter and any amendments to the Business Plan and answer whatever questions may be raised by the Partners' Committee Representatives. The General Partner shall consider the recommendations of the Partners' Committee in good faith, but under no circumstances shall the General Partner be bound by such recommendations.

         (c) The General Partner, at its sole discretion, may call a meeting of the Partners' Committee at any other time by providing notice to each of the Partners in the manner set forth in Section 15.1 as soon as practicable but in no event less than five (5) days prior to the date called for such a meeting.

         (d) In the event that the General Partner, at its sole discretion, calls a meeting of the Partners (other than any Delinquent Partners) (a "Partners' Meeting") in order to obtain the Consent of the Partners for any action or proposed action by the Partnership, it shall cause the Partnership to give such notice to each of the Partners in the manner set forth in Section 15.1 as soon as practicable but in no event less than fifteen (15) days prior to the date called for a meeting of senior management representatives (the "Partners' Meeting Representatives") of the Partners regarding such proposal. Each Partner (other than a Delinquent Partner) shall have the right to designate one Partners' Meeting Representative to vote on its behalf at such meeting. In lieu of voting at such a meeting, any Partner may provide written consent of the proposed action.

         SECTION 6.4. FCC and Related Matters. The Limited Partners hereby understand, agree and acknowledge that they shall use all reasonable efforts to assist and support the Partnership and its Affiliates (or other Persons who acquire from the Partnership or its direct or indirect transferee the right to develop, own, and/or operate the Project) in obtaining all necessary or useful FCC licenses and all other U.S. and foreign governmental licenses and approvals.

         SECTION 6.5. Certificate of Limited Partnership. The General Partner, on May 29, 1997, filed the Certificate of Limited Partnership with the Secretary of State of the State of Delaware as required by the Delaware Act and shall file such other certificates or documents as may be deemed by the Partnership to be reasonable and necessary or appropriate for the qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business. To the extent that the General Partner in its discretion determines such action to be reasonable and necessary or appropriate and to the extent consistent with this Agreement, the General Partner shall file amendments to the Certificate of Limited Partnership and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware or any other state in which the Partnership may elect to do business.

         SECTION 6.6. Reliance by Third Parties. Notwithstanding any other provision of this Agreement to the contrary, no lender or purchaser, including any purchaser of property from the Partnership or any other Person dealing with the Partnership, shall be required to look to the application of proceeds hereunder or to verify any representation by the General Partner as to the extent of the interest in the assets of the Partnership that the General Partner is entitled to encumber, sell or otherwise use, and any such lender or purchaser shall be entitled to rely exclusively on the representations of the General Partner as to its authority to enter into such financing or sale arrangements and shall be entitled to deal with the General Partner as if it were the sole party in interest therein, both legally and beneficially. In no event shall any Person dealing with the General Partner or the General Partner's representative with respect to any business or property of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expedience of any act or action of the General Partner or the General Partner's representative; and every contract, agreement, deed, mortgage, security agreement, promissory note or other instrument or document executed by the General Partner or the

General Partner's representative with respect to any business or property of the Partnership shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and/or delivery thereof this Agreement was in full force and effect, (b) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership, and (c) the General Partner's representative was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.

         SECTION 6.7. Expenses and Reimbursement of the General Partner.

         (a) All expenses incurred after the Effective Date in connection with the organization of the Partnership (other than expenses borne by the General Partner or any GP Affiliate for which Units are received pursuant to Section 4.1) will be borne by the Partnership and, to the extent not otherwise allocated by Article V, charged to the Partners' Capital Accounts according to their Percentage Interests.

         (b) The General Partner shall be reimbursed on a monthly basis for all fair and reasonable expenses it incurs or makes on behalf of the Partnership (including amounts paid to any Person to perform services for the Partnership or the General Partner or who is an employee of the Partnership or the General Partner). Such reimbursement shall be in addition to any reimbursement to a General Partner as a result of indemnification pursuant to Section 6.13 hereof.

         SECTION 6.8. Cooperation with SkyBridge. Each of the Partners hereby acknowledges and agrees that (i) the Partnership may engage in efforts with SkyBridge Limited Partnership ("SkyBridge") to develop synergies and complementarities between the Project and the project to be developed and operated by SkyBridge, including, but not limited to, efforts with respect to system architecture, financing, regulatory, operational and marketing matters, and (ii) the General Partner and/or a GP Affiliate may invest in SkyBridge without creating any conflict with the fiduciary or other duties of the General Partner hereunder.

         SECTION 6.9. Outside Activities.

         (a) Subject to the requirements of applicable law, each Partner agrees that each Partner and its partners, associates, employees, Affiliates and agents may engage in other business activities or possess interests in other business activities of every kind and description, independently or with others, except that no such Partner or any of its Affiliates shall possess (together with its Affiliates) any economic interest, directly or indirectly, in any Similar Business (as defined in Section 6.9(b) below) until the earlier of:

                  (1) the third anniversary of the date on which the Partner and all of its Affiliates cease to be Partners of the Partnership; or

                  (2) the third anniversary of the date on which the Project first provides services, on a commercial basis, through satellites using the Ka-band frequency spectrum; or

                  (3) the date following the termination, winding up and liquidation of the Partnership (other than pursuant to Section 6.16);

provided, however, that such prohibition shall not apply to:

                  (i) a Passive Investment representing not more than 5% of the equity securities of any entity engaged in a Similar Business;

                  (ii) an interest (other than an equity interest) arising from the sale or provision of goods or services (except services as a reseller, distributor, or service provider with respect to the Similar Business) in the ordinary course of business of a Partner or its Affiliates;

                  (iii) a non-Passive Investment in, or an investment representing more than 5% of the equity securities of, any entity engaged in a Similar Business, if (and only if) the Partner can demonstrate to the reasonable satisfaction of the General Partner that:
         (x) the investment is primarily motivated by the receipt by the Partner or one of its Affiliates of, or a reasonable expectation that the Partner or one of its Affiliates will receive, a contract of significance (in relation to the amount of the investment) for the provision of goods and/or services (except services as a reseller, distributor, or service provider with respect to the Similar Business) to such entity; and (y) there is a reasonable expectation that the investment will become, within five (5) or fewer years of its having been made, a Passive Investment of less than 5% of the equity securities of such entity (as the result of, for example, dilution brought about by investments received from third parties);

                  (iv) any investment by a Partner or any of its Affiliates in an entity (or in an Affiliate of such an entity) of which the Partner or one of its Affiliates was a general partner prior to the Effective Date; or

                  (v) any investment by a Partner or any of its Affiliates in a business that is added to Schedule D pursuant to Section 6.9(b) if such investment: (A) is consummated prior to the Schedule D Notice Date (as such term is defined in Section 6.9(b)) and such Partner or Affiliate has delivered to the General Partner, at least fifteen (15) Business Days prior to such consummation, a notice (the "Investment Notice") that (x) specifies the terms and conditions of the proposed investment and (y) provides sufficient information to enable the General Partner to determine whether the proposed investment could constitute an investment in a business described in Sections 6.9(b)(i) or 6.9(b)(ii), (B) is made pursuant to a binding commitment on the part of such Partner or Affiliate to invest, provided that such binding commitment was effective prior to the Schedule D Notice Date and such Partner or Affiliate has delivered to the General Partner, at least fifteen (15) Business Days prior to entering into such a commitment, an Investment Notice regarding such commitment to invest or (C) is made pursuant to options, warrants or similar contingent interests purchased by such Partner or Affiliate prior to the Schedule D Notice Date and such Partner or Affiliate has delivered to the General Partner, at least fifteen (15) Business Days prior to effectuating such purchase, an Investment Notice regarding such purchase.

         (b) A "Similar Business" means any of the businesses listed on Schedule D, and any business that the General Partner may after the Effective Date, on notice to the Partners, add to Schedule D. The General Partner may add a business to Schedule D only if the business (i) has a primary objective of providing interactive broadband transmission services via geostationary satellites to fixed terminals with space-based return link: (A) using the Ku-band spectrum and offering a similar set of services to that contemplated by CyberStar (i.e., electronic data package delivery, electronic data package transfer, real-time streaming, broadband Internet access, multi-use two-way broadband interconnect) or (B) using the Ka-band spectrum, or (ii) does, or is reasonably expected to, generate material earnings by providing such transmission services. Such addition to Schedule D will become effective upon the date on which the General Partner delivers the notice of such addition that is required by this Section 6.9(b), unless such notice specifies a later effective date (in either case, the "Schedule D Notice Date").

         SECTION 6.10.  Resolution of Conflicts of Interest.

         (a) Unless otherwise expressly provided in this Agreement (including in Section 6.2(b)), whenever a potential conflict of interest exists or arises between the General Partner or any of the GP Affiliates, on the one hand, and the Partnership or any Partner, on the other, any resolution or course of action by the General Partner or such GP Affiliate(s) in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of any agreement contemplated herein, or of any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. The General Partner shall be authorized but not required in connection with the resolution of such conflict of interest to seek the approval from Partners holding a majority of outstanding Units (other than those held by any Delinquent Partners) (a "Special Approval") of a resolution of such conflict or course of action. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by a Special Approval, (ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) fair to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The General Partner may also adopt a resolution or course of action that has not received a Special Approval. The General Partner (and the Partners determining to grant a Special Approval) shall be authorized in connection with its determination of what is "fair and reasonable" to the Partnership and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting practices or principles; and (D) such additional factors as the General Partner (or, as applicable, each of the Partners) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to, nor shall it be construed to, require the General Partner (or the Partners) to consider the interests of any Person other than the Partnership. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner with respect to such matters shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or, to the extent permitted by law, under the Delaware Act or any other law, rule or regulation.

         (b) Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner or any of the GP Affiliates is permitted or required to make a decision (i) in its "sole discretion" or "discretion," that it deems "necessary or appropriate" or "necessary or advisable" or under a grant of similar authority or latitude, except as otherwise explicitly provided herein, the General Partner or such GP Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting any Limited Partner, (ii) it may make such decision in its sole discretion (regardless of whether there is a reference to "sole discretion" or "discretion") unless another express standard is provided for, or (iii) in "good faith" or under another express standard, the General Partner or such GP Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation. The General Partner shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Partnership.

         (c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

         SECTION 6.11. Partnership Funds. The funds of the Partnership shall be deposited in such Partnership account or accounts as are designated by the General Partner and shall not be commingled with any other funds. All withdrawals from or charges against such accounts shall be made by duly authorized officers or agents of the Partnership. Funds of the Partnership may be invested as determined by the General Partner, except in connection with acts otherwise prohibited by this Agreement.

         SECTION 6.12. Loans from the General Partner. (a) The General Partner or any GP Affiliate may lend to the Partnership funds needed by the Partnership subject to the provisions of Section 6.12(b), or provide a guarantee of any indebtedness incurred by the Partnership, for such periods of time as the General Partner may determine. The Partnership shall reimburse the General Partner or GP Affiliate, as the case may be, for any additional costs incurred by the General Partner or GP Affiliate in connection with: (i) the borrowing of funds obtained by the General Partner or GP Affiliate and loaned to the Partnership or (ii) in connection with the provision by the General Partner or GP Affiliate of a guarantee of any indebtedness incurred by the Partnership.

         (a)(b) At least fifteen (15) days prior to the issuance of debt by the Partnership to the General Partner or a GP Affiliate, the Partnership shall deliver a written notice (a "Participation Rights Notice") to each Subject Partner, setting forth:

                  (i)  the amount of debt to be issued,

                  (ii) the interest rate at which and other terms and conditions upon which such debt is to be issued and

                  (iii) an irrevocable offer from the Partnership to issue and sell to each Subject Partner, on the same terms and conditions set forth in the Participation Rights Notice, the amount of debt equal to the product of the total amount of debt to be issued, as set forth in the Participation Rights Notice, multiplied by a fraction, the numerator of which is the number of Units held by the Subject Partner at the time the Participation Rights Notice is issued, and the denominator of which is the number of Units held all Subject Partners at such time.

The Subject Partners shall have absolute discretion to accept or decline such offers. If a Subject Partner wishes to accept any offer made pursuant to this
Section 6.12, it shall give the Partnership irrevocable written notice of its election to accept such offer within ten (10) days of its receipt of the applicable Participation Rights Notice (which notice must specify acceptance of all debt offered to such Subject Partner in the Participation Rights Notice), and the closing thereunder (the "Participation Rights Closing") shall occur five
(5) days thereafter (or, if not a Business Day, on the next Business Day thereafter) at the offices of the Partnership or at such other time and place as the parties shall agree.

         SECTION 6.13.  Indemnification of Partners.

         (a) The Partnership shall indemnify and hold harmless the Partners, Affiliates of Partners (other than Delinquent Partners) and all of their respective officers, directors, partners, shareholders, employees, and agents (individually, an "Indemnitee"), from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which an Indemnitee may be involved, or threatened to be involved, as a party or otherwise ("Indemnifiable Loss" or "Indemnifiable Losses"), arising out of or incidental to the business of the Partnership, regardless of whether an Indemnitee continues to be a Partner, an Affiliate, or an officer, director, partner, shareholder, employee, or agent of a Partner or of an Affiliate at the time any such Indemnifiable Loss is paid or incurred, if the Indemnitee's conduct did not constitute actual fraud, gross negligence, knowing breach of specific provisions of this Agreement or willful or wanton misconduct. The termination of any action, suit, or proceeding by settlement or upon a plea of nolo contendere, or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnitee's actions constituted actual fraud, gross negligence or willful or wanton misconduct.

         (b) Expenses (including legal fees and expenses) incurred in defending any proceeding subject to Section 6.13(a) shall be paid by the Partnership in advance of the final disposition of such proceeding upon receipt of an undertaking (which need not be secured) by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined, by a court of competent jurisdiction or otherwise, that the Indemnitee is not entitled to be indemnified by the Partnership as authorized hereunder.

         (c) The indemnification provided by this Section 6.13 shall be in addition to any other rights to which each Indemnitee may be entitled under any agreement or vote of the Partners, as a matter of law or otherwise, both as to action in the Indemnitee's capacity as a Partner or as a partner, shareholder, officer, director, employee or agent of a Partner, or as to action in the Indemnitee's capacity as a Person serving at the request of the Partnership as set forth above, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnitee. Such indemnification, however, shall only apply to Indemnifiable Losses incurred by virtue of the Indemnitee's status as a Partner, Affiliate or officer, director, partner, shareholder, employee or agent thereof, and not as to Indemnifiable Losses incurred in other capacities (for example, by virtue of contracting with the Partnership to provide CyberStar Service or to provide services or products to the Partnership).

         (d) The Partnership may purchase and maintain insurance on behalf of any one or more Indemnitees and other such Persons as the General Partner may determine against any liability which may be asserted against or expense which may be incurred by such Person in connection with the Partnership's activities, whether or not the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

         (e) Any indemnification hereunder shall be satisfied only out of the assets of the Partnership and no Partner shall be subject to personal liability by reason of these indemnification provisions.

         (f) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.13 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

         (g) The provisions of this Section 6.13 are for the benefit of the Indemnitees and the heirs, successors, assigns, administrators and personal representatives of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons.

         (h) Any Person that proposes to assert the right to be indemnified under this Article VI shall, promptly after receipt of notice of any action which is subject to indemnification hereunder, notify the Partnership of the commencement of such action, enclosing a copy of all papers served. The failure so to notify the Partnership of any such action shall not relieve the Partnership from any liability that it may have to any indemnified party hereunder, except to the extent the Partnership is prejudiced thereby. In case any such action shall be brought and notice given to the Partnership of the commencement thereof, the Partnership shall be entitled to participate in, and to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, and after notice from the Partnership to such indemnified party of its election so to assume the defense thereof, the Partnership shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party at the request of the Partnership in connection with the defense thereof. The indemnified party shall have the right to employ separate counsel and to participate in (but not control) any such action, but the fees and expenses of such counsel shall be the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the Partnership, (ii) the employment of separate counsel is necessitated by a conflicting interest among indemnified parties, or (iii) the Partnership shall not in fact have employed counsel to assume the defense of such action. In each such case, the fees and expenses of counsel shall be at the expense of the Partnership. The Partnership shall not be liable for any settlement of any action or claims effected without its written consent unless the Partnership has failed to assume the defense of any such action or claims.

         SECTION 6.14. Liability of the General Partner.

         (a) Notwithstanding anything to the contrary in this Agreement, the General Partner, the GP Affiliates and all officers, directors, partners, shareholders, employees and agents of the General Partner and the GP Affiliates shall not be liable to the Partnership or to the Limited Partners for any losses sustained or liabilities incurred as a result of any act or omission of the General Partner, a GP Affiliate or any such officers, directors, partners, shareholders, employees or agents if the conduct of the General Partner, such GP Affiliate or such officer, director, partner, shareholder, employee or agent did not constitute gross negligence, or Nonperformance. For purposes of this Agreement, any act or omission, if done or omitted to be done in reliance upon the advice of legal counsel or public accountants (the "Professionals") selected with reasonable care, will be conclusively presumed not to constitute gross negligence or Nonperformance.

         (b) The General Partner shall fully indemnify and hold harmless the Limited Partners and their Affiliates and their respective partners, officers, directors, employees and agents to the fullest extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature (including attorney's fees and disbursements), judgments, fines, settlements and other amounts including, but not limited to, those arising directly or indirectly from or relating to any civil, criminal, administrative or investigative proceeding, arising out of or incidental to conduct by the General Partner with respect to the business or activities of or relating to the Partnership which constituted Nonperformance. The obligations of the General Partner under this Section 6.14 shall extend only to its own acts or omissions and in no event shall the General Partner be liable for the acts or omissions of its Affiliates or any other Person or indirect, consequential, punitive or exemplary damages.

         SECTION 6.15. Other Matters Concerning the General Partner.

         (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, approval, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

         (b) The General Partner may consult with legal counsel, entities providing CyberStar Service, and other consultants and advisers selected by it, and any advice of such Person as to matters which the General Partner believes to be within such Person's professional experience shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the General Partner hereunder in good faith and in accordance with such advice. Any such Person receiving confidential information shall be deemed to be bound by a confidentiality agreement containing substantially the same terms as Section 15.13.

         (c) Any standard of care and duty (including fiduciary duties) implied by the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited, to the extent permitted by law, as required to permit the General Partner or any of their respective officers, directors, shareholder, partners, employees, representatives or agents (each a "Covered Person") to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement, so long as such action is reasonably believed by the Covered Person to be in, or not inconsistent with, the best interests of the Partnership and to be not inconsistent with the terms of this Agreement. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating to the Partnership or to the Partners, such Covered Person shall not be liable to the Partnership or to any Partner for its good faith reliance on this Agreement.

         SECTION 6.16. Conversion to Corporate Form.

         (a) In the event that the General Partner shall determine that it is desirable or helpful for the business of the Partnership to be conducted in a corporate or other form rather than in a partnership form, the General Partner may convert the Partnership into corporate form or take such other action as it may deem advisable in light of such changed conditions, including, without limitation, dissolving the Partnership; provided, however, that the General Partner may not convert the Partnership into corporate form without obtaining the Consent of the Partners and the Approval of the Founding Partners. In connection with any such conversion of the Partnership into corporate form, the Partners (other than Delinquent Partners) shall receive, in exchange for their Units, shares of capital stock of the corporate entity or entities into which the Partnership has been converted (the "Successor Corporation") that have substantially the same relative rights and preferences as to dividends and distributions and substantially the same voting and transfer rights, subject in each case to any modifications required solely as a result of the conversion to corporate form (all such rights and preferences being referred to, collectively, as "Equity Rights"), as are set forth in this Agreement as among the holders of interests in the Partnership.

         (b) Prior to taking any such action to convert the Partnership into corporate form, the General Partner shall submit to the other Partners the proposed forms of a certificate or articles or incorporation, by-laws, shareholders' agreement and any other governing documents proposed to be used to organize the Successor Corporation (the "Governing Documents"). If Partners (the "Objecting Partners") holding Units representing at least 50% of the total number of outstanding Units held by all Partners (other than Delinquent Partners) provide written notice to the General Partner within 15 days of the date the proposed forms of Governing Documents are submitted to the Partners that they have concluded in good faith that, based upon such Governing Documents, the shares of capital stock of the Successor Corporation proposed to be issued to them in exchange for such Units do not have the same Equity Rights as are set forth in this Agreement, the General Partner and the Objecting Partners shall negotiate in good faith to resolve any differences with respect thereto. If the General Partner and the Objecting Partners do not resolve such differences, the General Partner may appoint an investment banking firm of internationally recognized standing reasonably acceptable to the Objecting Partners to advise the Partnership as to such dispute, and the conclusion of such firm shall be binding on the parties, and any modification recommended by such investment banking firm in the Equity Rights shall be incorporated into the Governing Documents. Upon such incorporation, the General Partner shall be deemed to have obtained the Consent of the Partners to convert the Partnership into corporate form. Nothing contained herein shall be construed to give the Limited Partners any right to cause the business of the Partnership to be conducted in corporate form or to limit the right of the General Partner to elect, at any time, to continue such business as a partnership.

         (c) Notwithstanding anything to the contrary in this Agreement, the General Partner shall have the right, without the approval of any other Partner, to admit, as a nonmanaging general partner or a limited partner, a corporation formed for the purpose of acting as such, provided that such corporation: (i) agrees to invest the net proceeds of all financings it undertakes in additional interests in, or loans to, the Partnership; (ii) conducts no business not related to its investment in the Partnership; (iii) has such governance rights as shall be necessary to comply with the requirements of the Investment Company Act of 1940; and (iv) agrees to issue to existing holders of Units a limited right (to the extent that such issuance will not affect the Partnership tax status under applicable law or otherwise violate applicable law and provided that the General Partner shall have received a written legal opinion of counsel in form and substance satisfactory to it that such issuance will not affect the Partnership's tax status under applicable law and is otherwise permitted under applicable law) to exchange such Units for interests in such corporation that have, in the good faith judgment of the General Partner, substantially the same relative rights and preferences as to dividends and distributions and substantially the same voting and transfer rights as the Units being exchanged therefor. In making any determination pursuant to this Section 6.16, the good faith determination of the General Partner shall be conclusive.

                                  ARTICLE VII.
                 RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

         SECTION 7.1. Limitation of Liability. No Limited Partner shall be personally liable for any debts, liabilities or obligations of the Partnership, whether to the Partnership, to the General Partner, or to creditors of the Partnership, beyond the amount contributed (and to be contributed to the Partnership pursuant to Article IV or other written agreement with the Partnership or any other Partner) by such Limited Partner to the capital of the Partnership and such Limited Partner's share of the accumulated but undistributed profits of the Partnership and the amount of any distribution (including the return of any Capital Contribution) made to such Limited Partner that must be returned to the Partnership pursuant to applicable law. All material agreements to which the Partnership is a party shall include a statement to the effect that the Partnership is a limited partnership organized under the laws of Delaware.

         SECTION 7.2. Management of Business. The Limited Partners shall not take part in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. No Limited Partner has the right to require the partition of Partnership property or compel any sale or appraisal of Partnership assets or sale of a deceased Partner's interest herein.

                                  ARTICLE VIII.
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

         SECTION 8.1. Records and Accounting. The Partnership shall keep or cause to be kept appropriate books and records with respect to the Partnership's business, which books shall at all times be kept at the principal office of the Partnership. Any records maintained by the Partnership in the regular course of its business, books of account and records of Partnership proceedings, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so kept are convertible into clearly legible written form within a reasonable period of time. The records and books of account of the Partnership will be audited as of the end of each Fiscal Year by independent certified public accountants of recognized international standing selected by the General Partner (other than the principal auditors of the General Partner).

         SECTION 8.2. Fiscal Year. The fiscal year (the "Fiscal Year") of the Partnership shall be the calendar year, unless otherwise determined by the General Partner in its sole discretion.

         SECTION 8.3. Reports.

         (a) As soon as practicable, but in no event later than seventy-five
(75) days after the close of each fiscal year, the Partnership shall deliver to the Partners: (i) reports containing financial statements of the Partnership for the fiscal year, presented in accordance with GAAP; including a balance sheet, a statement of income, a statement of Partners' equity and a statement of changes in cash flow, such statements to be audited by the firm of independent certified public accountants selected in accordance with Section 8.1, and (ii) similar reports prepared in accordance with the terms of this Agreement.

         (b) As soon as practicable, but in no event later than thirty (30) days after the close of each calendar quarter, including the last calendar quarter of each fiscal year, the Partnership shall deliver to the Partners a quarterly report containing a balance sheet and statements of income and changes in financial position for such calendar quarter.

         SECTION 8.4. Disclosure to Limited Partners.

         (a) The Limited Partners shall have full access to all financial and other information directly related to the business and affairs of the Partnership. In particular, the following will be open for examination, by any Limited Partner or his duly authorized representatives:

                  (i) books and records pertaining to the Partnership's business showing all of its assets and liabilities, receipts and disbursements, realized profits and losses, and all transactions (including all contracts and commitments) entered into by the Partnership;

                  (ii) a current list of the full name and last known mailing address of each Partner set out in alphabetical order, together with a list showing the Capital Contributions and Capital Account of each Partner;

                  (iii) a copy of the Certificate of Limited Partnership and all amendments to it, together with executed copies of any powers of attorney pursuant to which the Certificate and any amendments to it have been executed;

                  (iv) copies of all the Partnership's U.S. Federal, state, local and foreign income tax returns and reports, if any; and

                  (v) copies of this Agreement as it may be amended from time to time.

         (b) The Partnership shall make available, on a reasonable basis, its financial officers (if any) and auditors to the Limited Partners for consultation and to respond to questions of the Limited Partners relating to the financial condition of the Partnership. The Partnership will prepare and mail to each Limited Partner promptly upon the request of any Limited Partner such further information concerning the business, affairs and financial conditions of the Partnership as any Limited Partner may reasonably request.

         (c) Notwithstanding the provisions set forth in this Section 8.4 or the other provisions of this Agreement, the Partnership may keep confidential from the Limited Partners for a period of time deemed reasonable by the General Partner information otherwise required to be provided pursuant to this Agreement (excluding any matters required to be disclosed pursuant to Section 8.3 or clause (ii) - (v) of Section 8.4(a)) to the extent the General Partner, in good faith, determines (i) that disclosure is not in the best interests of the Partnership, (ii) that disclosure could damage the Partnership or its business or (iii) that the Partnership is required by law or by an agreement with a third party to keep the information confidential.

         SECTION 8.5. Determination of Book Value of Partnership Assets.

         (a) Except as set forth below, the Book Value of any Partnership asset is its adjusted basis for federal income tax purposes.

         (b) The initial Book Value of any assets (other than cash) contributed by a Partner to the Partnership shall be the gross fair market value of such assets as determined by the General Partner.

         (c) The Book Values of all of the Partnership's assets shall be adjusted by the Partnership to equal their respective gross fair market values as of the following times: (i) upon the contribution of money or other property to the Partnership by a new Partner or an existing Partner as consideration for an interest in the Partnership; (ii) immediately prior to the sale of a substantial portion of, or all of, the Partnership's assets, the adoption of a plan of liquidation of the Partnership or a distribution of money or other property by the Partnership to a withdrawing, retiring or continuing Partner in consideration for the retirement of all or a portion of such Partner's interest in the Partnership; and (iii) immediately prior to (A) a conversion of the Partnership to corporate form pursuant to Section 6.16, (B) the consummation of the Initial Public Offering or (C) the consummation of any other underwritten sale of equity securities issued by a Partner formed for such purpose to the public pursuant to a Registration Statement. The Partnership will promptly report any such adjustment to the Partners.

         (d) If the Book Value of any asset of the Partnership is adjusted pursuant to the provisions of Section 8.5(c), the amount of such adjustment shall be taken into account, immediately prior to the event giving rise to such adjustment, as gain ("Book Up Gain") or loss ("Book Up Loss") from the disposition of such asset and shall be credited or charged to the Capital Accounts of the Partners as follows:

                  (i) first, to the Partners so as to cause, as nearly as practicable, the Capital Account balances of the Partners to be in proportion to their respective Percentage Interests; provided that no allocations of Book Up Gain shall be made to Delinquent Partners; and

                  (ii) thereafter, to the Partners in proportion to their respective Percentage Interests; provided that no allocations of Book Up Gain shall be made to Delinquent Partners.

                                   ARTICLE IX.
                                   TAX MATTERS

         SECTION 9.1. Preparation of Tax Returns.

         (a) The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items necessary for U.S. federal and state and foreign tax purposes. The General Partner shall use all reasonable efforts to furnish to the Partners within 90 days of the close of the taxable year the tax information reasonably required for U.S. federal, state and foreign income tax reporting purposes. Subject to the provisions of Section 9.2, the classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes, to the extent permitted by applicable law. The taxable year of the Partnership shall be the calendar year, unless otherwise required by U.S. federal income tax laws and the Treasury Regulations thereunder or unless otherwise determined by the General Partner.

         (b) The General Partner will prepare the state and local tax returns for those Limited Partners who are not otherwise engaged in business in the United States, or in any state in the United States in which such Limited Partner is required to file a tax return solely because of its status as a limited partner of the Partnership.

         SECTION 9.2. Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole discretion, determine whether to make any available election, including but not limited to an election under Code Section 709 to amortize organization and start-up expenditures over a 60 month period, and an election under Code Section 754 to adjust the bases of Partnership property with respect to the Partnership or with respect to a transferee Partner. In the event a Section 754 election is made, the General Partner may in its sole discretion charge transferees for the additional costs incurred in preparing their tax information under such election.

         SECTION 9.3. Tax Controversies. Subject to the provisions hereof, the General Partner is designated the Tax Matters Partner (as defined in Section 6231 of the Code), and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. The Partners agree to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings, provided that the foregoing shall not be construed to prevent a Partner from taking steps reasonably necessary to protect and defend its own interests.

         SECTION 9.4. Taxation as a Partnership. No election shall be made by the Partnership or any Partner for the Partnership to be excluded from the application of any of the provisions of Subchapter K, Chapter 1 of Subtitle A of the Code or from any similar provisions of any state tax laws, without the Consent of the Partners.

                                   ARTICLE X.
                              TRANSFER OF INTERESTS

         SECTION 10.1. Transfer.

         (a) The term "transfer," when used in this Article X with respect to a Unit, includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition.

         (b) No Unit may be transferred, in whole or in part, unless such Unit is transferred in accordance with the other terms and conditions set forth in this Article X. Any transfer or purported transfer of any Unit not made in accordance with this Article X shall be null and void.

         (c) Notwithstanding anything contained herein to the contrary, no transfer of a Unit may be made if such transfer (i) would violate the then applicable foreign, federal or state securities laws or rules and regulations of the U.S. Securities and Exchange Commission, state securities commissions, the Communications Act, or rules and regulations of the FCC and any other U.S. or foreign government agencies with jurisdiction over such transfer; (ii) would affect the Partnership's existence or qualification under the Delaware Act;
(iii) would subject the Partnership, any Partner or any of their Affiliates to any additional regulatory requirements; or (iv) except as contemplated by
Section 6.16, would cause the dissolution of the Partnership for U.S. federal income tax purposes or cause the Partnership to be classified other than as a partnership for U.S. federal income tax purposes or cause it to be classified as a publicly traded partnership for U.S. federal income tax purposes. In the event a transfer of a Unit is otherwise permitted hereunder, notwithstanding any provision hereof, no Partner shall transfer all or any portion of such Partner's Unit unless and until such Partner provides, at least ten (10) Business Days prior to such proposed transfer, written notice of such proposed transfer and upon the request of the Partnership, delivers to the Partnership an opinion of counsel, addressed to the Partnership, reasonably satisfactory to the Partnership, to the effect: (1) that such Unit has been registered under the Securities Act and any applicable state securities laws, or that the proposed transfer of such Unit is exempt from any registration requirements imposed by such laws and that the proposed transfer does not violate any other applicable requirements of federal or state securities laws; and (2) that such transfer will not cause: (A) the dissolution of the Partnership for U.S. federal income tax purposes, (B) the Partnership to be classified other than as a partnership for U.S. federal income tax purposes, or (C) the Partnership to be taxable as a "publicly traded partnership" within the meaning of section 7704 of the Code; and (3) as to the matters contained in clauses (i)-(iii) of this Section 10.1(c). Such opinion shall not be deemed delivered until the Partnership confirms to such Partner that such opinion is acceptable, which confirmation will not be unreasonably withheld.

         (d) Notwithstanding anything to the contrary contained herein, a Partner will not take any action which would constitute or result in the transfer of control of the Partnership if such transfer would require, under existing law (including, without limitation, the written rules and regulations promulgated by the FCC), the prior approval of the FCC, without first obtaining such approval of the FCC.

         SECTION 10.2. Transfer of Units.

         (a) If a Partner desires to transfer any Units to any Person other than a Affiliate (the "Outside Party"), such Partner (the "Offering Partner") shall give a notice in writing (the "Transfer Notice") to the Partnership and to all of the Partners, setting forth such desire, the price and the Units to be transferred. Upon the giving of such Transfer Notice, the Founding Partners (other than Delinquent Partners) shall have the first option (but not the obligation) to purchase all or any portion of the Units specified in such Transfer Notice at the price specified in the Transfer Notice by giving a written notice (a "First Election Notice") to the Offering Partner and to the Partnership within thirty (30) days after the date of the Transfer Notice. A First Election Notice shall state the number of Units, if any, which the Founding Partner elects to purchase. If the total number of the Units that the Founding Partners elect to purchase exceeds the number of Units specified in the Transfer Notice, then the number of Units purchasable pursuant to such Transfer Notice shall be apportioned among the Founding Partners as follows:

                  (i) first, to each Founding Partner on a proportional basis based on the fraction whose numerator shall be the number of Units held by such Founding Partner and whose denominator shall be the number of Units held by all Founding Partners that have delivered a First Election Notice, up to the amount specified in such Founding Partner's First Election Notice; and

                  (ii) second, to each Founding Partner that does not, under
         Section 10.2(a)(i) above, receive the full amount of Units specified in such Founding Partner's First Election Notice, on a proportional basis based on the fraction whose numerator shall be the number of Units held by such Founding Partner and whose denominator shall be the number of Units held by all of the Founding Partners that did not, under Section 10.2(a)(i) above, receive the full amount of Units specified in their First Election Notices.

The failure by a Founding Partner to deliver a First Election Notice within (30) days after the date of the Transfer Notice shall operate as a waiver of such Founding Partner's rights under this Section 10.2(a).

         (b) If the Founding Partners do not elect to purchase all of the Units described in the Transfer Notice pursuant to Section 10.2(a), the other Partners (other than Delinquent Partners) shall thereupon have the second option (but not the obligation) to purchase all or any portion of the remaining offered Units, but such second option shall only be exercisable during the forty-five (45) day period after the date of the Transfer Notice. At any time during such forty-five
(45) day period, such other Partners may elect, by written notice to the Offering Partner (a "Second Election Notice"), to purchase all or any portion of the remaining Units. Each Second Election Notice shall state the number of Units, if any, which such other Partner elects to purchase. If the aggregate number of Units which such other Partners elect to purchase exceeds the remaining Percentage Interests, then the remaining Percentage Interests purchasable pursuant to such Transfer Notice shall be apportioned among the other Partners as follows:

                  (i) first, to each such Partner on a proportional basis based on the fraction whose numerator shall be the number of Units held by such Partner and whose denominator shall be the number of Units held by all Partners that have delivered a Second Election Notice, up to the amount specified in such other Partner's Second Election Notice; and

                  (ii) second, to each such Partner that does not, under Section 10.2(b)(i) above, receive the full amount of Units specified in such Partner's Second Election Notice, on a proportional basis based on the fraction whose numerator shall be the number of Units held by such Partner and whose denominator shall be the number of Units held by all of the Partners that did not, under Section 10.2(b)(i) above, receive the full amount of Units specified in their Second Election Notices.

The failure of the other Partners to exercise such second option within such forty-five (45) day period shall operate as a waiver of such Partner's rights under this Section 10.2(b).

         (c) If the Founding Partners and the other Partners do not collectively elect to purchase all of the Units offered in the Transfer Notice, then the Partnership shall thereupon have the third option (but not the obligation) to purchase the full remaining amount of the offered Units, but such third option shall only be exercisable during the sixty (60) day period after the date of the Transfer Notice. At any time during such sixty (60) day period, the Partnership may elect, by written notice to the Offering Partner (the "Third Election Notice"), to purchase the full remaining amount of the offered Units. The failure of the Partnership to deliver a Third Election Notice within such sixty (60) day period shall operate as a waiver of the Partnership's rights under this Section 10.2(c).

         (d) If the Transfer Notice required to be given by the Offering Partner under this Section shall have been duly given, and if all of the offered Units shall not have been purchased by the Partners and the Partnership pursuant to the foregoing options, then the Offering Partner, at any time within a period of one hundred twenty (120) days from the date of the Transfer Notice, may transfer all, but not less than all, of the Units specified in the Transfer Notice to an Outside Party at a price not less than 95% of the price specified in such notice; provided, however, that in the event the Offering Partner has not transferred all of such Units to an Outside Party within such one hundred twenty
(120) day period, then such Units thereafter shall continue to be subject to all of the restrictions contained in this Agreement as though no option notices had ever been given; and provided, further, that a Partner may not deliver more than one (1) Transfer Notice in any calendar year. If a Partner or the Partnership elects to purchase Units pursuant to subsections 10.2(a-c), it shall be obligated to purchase, and the Offering Partner shall be obligated to sell, such Units. The closing of such purchase and sale shall be held at the principal executive offices of the Partnership at such time as may be mutually acceptable to the Offering Partner, the Partnership and each participating Partner.

         (e) No Waiver. No failure to exercise any rights under this Section
10.2 shall constitute a waiver of any Person's rights to receive an option notice with respect to any subsequent proposed transfer to a third party.

         (f) Involuntary Transfers of Interest. Following any Involuntary Transfer of a Partner's Units, such Partner shall promptly notify the Partnership in writing of the occurrence of such Involuntary Transfer and the other Partners and the Partnership shall have the same rights under this Section
10.2 with respect to such Units (collectively, the "Transferred Interest") as if the Involuntary Transfer had been a proposed transfer described in subsections 10.2(a-d) above, except that:

                  (i) the periods within which such rights must be exercised shall run from the date notice of the Involuntary Transfer is received from the Offering Partners;

                  (ii) such rights shall be exercised by notice to the involuntary transferee rather than to the Offering Partner; and

                  (iii) the price per Unit shall be the fair market value of such Unit, as determined by the Consent of the Partners.

At the closing of any purchase under this Section 10.2(f), the involuntary transferee shall deliver certificates representing the Transferred Interest being purchased by the Partners and/or the Partnership duly endorsed for transfer and accompanied by any requisite transfer taxes, and such Transferred Interest shall be free and clear of any liens, claims, options, charges, encumbrances of rights of others arising through the action or inaction of the involuntary transferee (other than those arising hereunder) and the involuntary transferee shall so represent and warrant, and further represent and warrant that he is the beneficial owner of such Transferred Interest. The Partners or the Partnership, as the case may be, shall deliver at closing, by a certified or cashier's bank check, payment in full for such Transferred Interest. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise reasonably necessary or appropriate.

         (g) In the event that the provision of Section 10.2(f) above shall be held to be unenforceable with respect to any particular Involuntary Transfer or if the Partners and the Partnership do not exercise their rights to purchase such Transferred Interest, then (a) the Partners and the Partnership shall have a right of first offer as set forth in subsections 10.2(a-d) above if the involuntary transferee subsequently desires to transfer such Interest, and (b) the terms and conditions of this Agreement shall apply to the involuntary transferee who shall agree in writing to be bound hereby as a condition to transfer.

         (h) Permitted Transfers of Units. This Section 10.2 shall not apply to any transfer by a Partner of all or any portion of its Units to any Affiliate of such Partner but such assignment shall not release the transferor from its obligations hereunder. Prior to such transfer, such Affiliate shall affirm in writing that it shall be subject to the terms and conditions of this Agreement.

         SECTION 10.3. Change of Control. (a) If an Ultimate Parent and its Affiliates shall cease for any reason to own beneficially, directly or indirectly, at least a majority of the voting power of all outstanding equity securities of a Partner or any Parent of a Partner other than the Ultimate Parent, such Partner shall immediately offer the Units held by such Partner to the other Partners and the Partnership in the same manner as that set forth in subsections 10.2(a-d) above, except that the price per Unit shall be the fair market value of such Unit, (i) as determined by agreement between such transferring Partner and the General Partner, if such transferring Partner is a Limited Partner, or between such transferring Partner and all of the Founding Partners, if such transferring Partner is the General Partner, or (ii) absent such agreement, as determined by a nationally recognized investment banking firm selected by the General Partner, subject to the reasonable objection of the transferring partner, in which case the expenses of such investment banking firm shall be borne by such transferring Partner.

         (b) If any Person shall acquire (whether by merger, consolidation, sale, assignment, lease, transfer or otherwise, in one transaction or any related series of transactions) beneficial ownership of equity securities of the Ultimate Parent of a Partner in excess of 50 percent of the voting power of all outstanding equity securities of such Parent generally entitled to vote for the election of directors, such Partner shall immediately deliver to the Partnership a Parent's Guarantee executed by such Person. If such Parent's Guarantee is not delivered within ten (10) Business Days of the consummation of such acquisition, the Units held by such Partner shall be offered to the other Partners and the Partnership pursuant to Section 10.3(a) above.

         (c) If, in any three-year period, a majority of the members of the Board of Directors of a Parent of a Partner, which members were elected during such three-year period against the recommendation of management of such Parent or its Board of Directors in office immediately prior to such election (for purposes of this Section 10.3(c), a member of the Board of Directors whose initial election occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the U.S. Securities Exchange Act of 1934, as amended) shall be deemed to have been elected against the recommendation of such Board of Directors), and if any of the members constituting such majority owns, whether directly or indirectly, 5% or more of an entity engaged in a Similar Business, or is a member, partner, shareholder, director, associate, employee, agent or nominee of any entity that owns, whether directly or indirectly, 5% or more of an entity engaged in a Similar Business, then the Units held by such Partner shall be offered to the other Partners and the Partnership pursuant to Section 10.3(a) above.

                                   ARTICLE XI.
                         ADMISSION OF SUCCESSOR PARTNERS

         SECTION 11.1. Admission of Successor Limited Partner. (a) A transferee of a Limited Partner's Unit pursuant to Section 10.2 shall not be admitted to the Partnership as a successor Limited Partner, (i) until the transferee shall have furnished the Partnership with an agreement, in form reasonably satisfactory to the General Partner, to be bound by all the terms and conditions of this Agreement and such other documents or instruments (including, without limitation, Investor Documents and Parent's Guarantees) as may be required by the General Partner in order to effect such transferee's admission as a Partner and (ii) unless such Limited Partner is not a Delinquent Partner. Prior to the time that any transferee of Units is admitted to the Partnership as a Partner, it will have only the rights of a transferee under

Delaware law, and shall have no right to require any information or account of the Partnership transactions constituting Confidential Information or to inspect the Partnership's books.

         (b) Any transferee of a Limited Partner's Unit who meets the requirements of Section 11.1(a) shall be admitted as a successor Limited Partner.

         SECTION 11.2. Admission of Successor General Partner. The transferee of or successor to any Unit of the General Partner pursuant to Section 10.2 shall be admitted to the Partnership as a General Partner without the need to obtain the consent of the other Partners, effective immediately and upon the receipt of required (if any) FCC approval pursuant to Section 10.1(d), and shall continue the business of the Partnership without dissolution. The successor General Partner shall furnish to the Partnership (a) acceptance in form satisfactory to counsel to the Partnership of all the terms and conditions of this Agreement and
(b) such other documents or instruments as may be required by such counsel in order to effect its admission as a General Partner.

         SECTION 11.3. Amendment of Agreement and of Certificate of Limited Partnership. For the admission to the Partnership of any successor Partner, the Partnership shall take all steps necessary and appropriate to prepare and as soon as practicable an amendment of this Agreement and to prepare and record or file as soon as practicable an amendment to the Certificate of Limited Partnership and may for this purpose exercise the power of attorney granted pursuant to Section 1.5.

                                  ARTICLE XII.
                         RIGHT TO BECOME LIMITED PARTNER

         SECTION 12.1. Right of the General Partner to Become a Limited Partner. The General Partner may also become a Limited Partner by either (i) converting some but not all of its Units to limited Units or (ii) acquiring limited Units and thereby become entitled to all of the rights of a Limited Partner to the extent of the limited Unit so converted or acquired, and the Consent of the Partners need not be obtained. Such event shall not be deemed to reduce any of the General Partner's liability hereunder and will not prevent the General Partner from continuing to act as the General Partner. The General Partner's Capital Contribution referred to in Schedule A as of the Effective Date will be made in its capacity as a General Partner and such Capital Contribution will not entitle the General Partner to any rights of a Limited Partner, including those set forth in Article VII hereof.

         SECTION 12.2. Withdrawal of Limited Partner. A Limited Partner who shall have withdrawn from the Partnership shall have no further rights hereunder.

                                  ARTICLE XIII.
                           DISSOLUTION AND LIQUIDATION

         SECTION 13.1. Dissolution. The Partnership shall dissolve and its affairs shall be wound up upon:

         (a)  December 31, 2050;

         (b) the withdrawal of the General Partner, or any other event that results in its ceasing to be a General Partner such as the removal, bankruptcy or dissolution of the General Partner unless within 90 days of the General Partner's ceasing to be a General Partner of the Partnership, Partners holding 50% of those Units held by Limited Partners as of the date of such cessation agree in writing to continue the business of the Partnership and to the appointment, effective as of the date on which the General Partner ceases to be a General Partner of the Partnership, of one or more additional General Partners if necessary or desired;

         (c) any other event that under the Delaware Act would cause its dissolution; or

         (d) at the election of the General Partner, provided that the General Partner has obtained any Consent of the Partners and/or Approval of the Founding Partners that is otherwise required herein.

For purposes of this Section 13.1, bankruptcy of the General Partner shall be deemed to have occurred when (i) it commences in good faith and under appropriate circumstances a voluntary proceeding or files in good faith and under appropriate circumstances an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any involuntary proceeding, which voluntary or involuntary proceeding seeks a liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) it is adjudged bankrupt or insolvent, or has entered against it a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect,
(iii) it executes and delivers a general assignment for the benefit of its creditors, (iv) it seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for it or for all or any substantial part of its properties, or (v) (1) any proceeding of the nature described in clause (i) above has not been dismissed 120 days after the commencement thereof, (2) the appointment without its consent or acquiescence of a trustee, receiver or liquidator appointed pursuant to clause (ii) above has not been vacated or stayed within 90 days of such appointment, or (3) such appointment is not vacated within 90 days after the expiration of any such stay.

         SECTION 13.2. Winding Up and Liquidation.

         (a) Upon dissolution of the Partnership other than pursuant to Section 6.16, the General Partner or, in the event the General Partner has withdrawn from the Partnership, a liquidator or liquidating committee selected by Consent of the Partners, shall be responsible for the winding up of the affairs of the Partnership and the distribution of its assets. The Person or Persons who assume such responsibility (whether they be the General Partner or not) are referred to herein as the "Liquidator." In connection with a winding up of the affairs of the Partnership, the Liquidator shall cause an accounting to be made of the assets and liabilities of the Partnership. If any liability is contingent or uncertain in amount, a reserve will be established in such amount as the Liquidator deems reasonably necessary. Upon satisfaction or other discharge of such contingency, the amount of the reserve not required, if any, will be distributed as provided in this Section 13.2.

         (b) The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by Consent of the Partners. The Liquidator shall agree not to resign at any time without 15 days' prior written notice and (if other than the General Partner) may be removed at any time, with or without cause, by notice of removal signed by Consent of the Partners. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be selected by Consent of the Partners. The right to appoint a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein to the Liquidator will be deemed to refer also to any such successor or substitute Liquidator appointed in the manner herein provided. Except as expressly provided in this Article XIII, the Liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein.

         (c) The Liquidator shall sell or otherwise liquidate the assets of the Partnership; allocate all income, gain, loss and deduction (including any income, gain, loss or deduction inherent in Partnership assets that are not sold) among the Capital Accounts of the Partners in accordance with Section 5.1; and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

                  (i) to the payment of Partnership creditors, including Partners in respect of loans or guaranteed payments, in order of priority provided by law;

                  (ii) to the establishment of reasonable reserves for contingencies; and

                  (iii) thereafter to make distributions to the Partners in accordance with the positive balances in their respective Capital Accounts (determined after applying the provisions of Articles V and VIII).

         (d) The Liquidator shall be authorized to sell any, all or substantially all of the assets of the Partnership for deferred payment obligations, and to hold, collect and otherwise administer any such obligations or any other deferred payment obligations held or acquired as assets of the Partnership, regardless of the terms of such obligations.

         (e) A reasonable time, including, without limitation, any time required to collect deferred payment obligations, shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the Liquidator to minimize the normal losses attendant upon the liquidation. The General Partner shall not be personally liable for the return of the original investment or contributions of the Limited Partners, or any portion thereof. Any such return shall be made solely from Partnership assets and in accordance with the express provisions hereof.

         (f) If, in the process of collecting any deferred payment obligation generated by a sale of assets of the Partnership, the Partnership reacquires any such assets, and if, at such time, there is a General Partner and the same so determines, the Partnership shall be reconstituted with the Consent of the Partners upon the terms and conditions hereof.

         SECTION 13.3. Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution provided for in Section 13.2, the Partnership shall be terminated, and the Liquidator (or the General Partner and the Limited Partners if necessary) shall cause the cancellation of the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Partnership.

         SECTION 13.4. Return of Capital. The General Partner shall not be personally liable for the return of the Capital Contribution of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

         SECTION 13.5. Waiver of Partition. Each Partner hereby waives any rights to partition of Partnership property.

         SECTION 13.6. Deficit Upon Liquidation. Upon liquidation, the Partners shall not be obligated to the Partnership for any deficit in their Capital Accounts.

                                  ARTICLE XIV.
                       AMENDMENT OF PARTNERSHIP AGREEMENT

         SECTION 14.1. Amendments to be Adopted Without Consent of the Partners. The General Partner (pursuant to powers of attorney granted under Section 1.5), without obtaining the Consent of the Partners, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, publish, file and record whatever documents may be required in connection therewith, to reflect:

         (a) a change in the name of the Partnership or a change in the location of the principal place of business of the Partnership, in each case approved by the General Partner;

         (b) a change that the General Partner, based upon the opinion of outside counsel, furnished to all the Partners, has determined to be reasonable and necessary or advisable (i) to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or (ii) to ensure that the Partnership will not be treated other than as a partnership for U.S. federal income tax purposes;

         (c) a change (i) that the General Partner, based upon the opinion of outside counsel, furnished to all the Partners, has determined is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute, compliance with any of which the General Partner deems to be in the best interests of the Partners or the Partnership, or (ii) that is expressly required or expressly contemplated by this Agreement or is otherwise herein expressly permitted to be made by the General Partner;

         (d) immaterial amendments to correct any mistake or clear omission or to reflect the surrender of any rights or the assumption of any additional responsibilities by the General Partner; or

         (e) any amendment necessary to give effect to the issuance and sale of Additional Units permitted by this Agreement or to give effect to the admission of any Additional Partners pursuant thereto, including such amendments to Article V hereof as are necessary to give effect to any allocations of income or loss to the holder of such Additional Units and any distributions to be made to such holders.

         SECTION 14.2. Amendment Procedures. Except as provided in Section 14.1, all amendments to this Agreement shall be made in accordance with the following requirements. Subject to Sections 6.2(a)(ii) and 14.1, any proposed amendment shall be effective only upon the consent of the General Partner and the Consent of the Partners, provided, that (except as provided in Section 14.1) no amendment adversely affecting the capital account or other economic rights of any Partner shall be made without such Partner's consent. Promptly after the adoption of an amendment to this Agreement as provided hereunder, the Partnership shall forward a copy of such amendment to each Partner.

                                   ARTICLE XV.
                               GENERAL PROVISIONS

         SECTION 15.1. Addresses and Notices. The address of each Partner for all purposes shall be the address as set forth on Schedule B attached hereto and made a part hereof on the date hereof or such other address of which each other Partner has received written notice. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be sent to the party to whom the notice is to be given, by telex, fax (confirmed by first class mail, postage prepaid), telegram, Federal Express (or other reliable delivery service) or first class mail, postage prepaid and properly addressed as provided in this Agreement (in each case such notice shall be deemed to have been duly given on the day the notice is first received by that party) or to such other address or Person as may be designated by a party hereto, by notice given in accordance with this Section.

         SECTION 15.2. Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

         SECTION 15.3. Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

         SECTION 15.4. Further Action.

         (a) The parties hereto shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

         (b) At any time or times, upon the request of the General Partner, the Partners hereby agree to sign and swear to any certificate required by Delaware or other applicable law, to sign and swear to any amendment to or cancellation of any such certificate whenever such amendment or cancellation is required by or appropriate under law, to sign and swear to or acknowledge similar certificates or affidavits or certificates of fictitious firm name, trade name or the like (and any amendments or cancellations thereof) required by or appropriate under the laws of Delaware or any other jurisdiction in which the Partnership does or proposes to do business, and cause the filing of any of the same for record wherever such filing shall be required by law.

         SECTION 15.5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

         SECTION 15.6. Survival of Certain Provisions. Each of the Partners agrees that the covenants and agreements set forth in Sections 6.7, 6.9, 6.13, 6.14, 6.16(a), 13.2, 15.11 and 15.13 shall survive the dissolution and termination of the Partnership.

         SECTION 15.7. Integration. This Agreement entered into by each Partner or the assignor of its Units, together with the Investor Documents, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

         SECTION 15.8. Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership (other than any Indemnities seeking indemnification under Section 6.13).

         SECTION 15.9. Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

         SECTION 15.10. Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto independently of the signature of any other party.

         SECTION 15.11. Dispute Resolution.

         (a) The parties hereto shall attempt to resolve by good faith and diligent negotiation any dispute, controversy or claim between them arising out of or relating to this Agreement, or the breach, termination or invalidity thereof. If such negotiations are not concluded within 30 days of delivery by a party hereto of a request for negotiations, such Party may initiate arbitration as provided for below.

         (b) Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, that has not been amicably resolved pursuant to the procedures of Section 15.11(a), shall be exclusively and finally settled by arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "Rules"), as at present in force, by three arbitrators appointed according to the Rules. The language of the arbitration proceedings shall be English. The place of arbitration shall be New York, New York, U.S.A.

         (c) Resolution of Common Issues. If at any time there is pending an arbitration under this Section 15.11 and such arbitration involves one or more issues of law or fact, the resolution of which a Partner (the "First Partner") desires binding on some or all the other Partners, the First Partner may give written notice to such other Partners identifying the issue of law or fact, the resolution of which the First Partner desires to be so binding and inviting each other Partner to join in such arbitration as provided in this Section 15.11(c). Each Partner which shall have received such a notice shall have the right (but shall not be obligated) to become a party to such arbitration for the limited purpose of the resolution of such issue of law or fact. The arbitrator in such arbitration may supplement and alter the Rules as may be necessary or appropriate to accommodate the multi-party nature of the arbitration and to ensure the just, expeditious, economical and final determination of the dispute. The award in any such arbitration shall be final and binding as to resolution of the issues of law or fact decided therein and identified in the notice from the First Partner given pursuant to this Section 15.11(c), on all of the Partners who were given notice of such arbitration and an opportunity to participate as parties therein, whether or not they participated in such arbitration.

         (d) Enforcement. Arbitral awards under Section 15.11 shall be final and binding, and shall be enforceable in any court having jurisdiction.

         SECTION 15.12. Governing Law. This agreement shall be construed in accordance with and governed by the laws of the state of Delaware, without regard to its principles of conflicts of law.

         SECTION 15.13. Confidentiality.

         (a) For purposes of this Agreement, "Confidential Information" shall mean all oral, written and/or tangible technical, financial, business and/or any other information of whatever kind created by or on behalf of the Partnership or disclosed by the General Partner, the Partnership or one of their Affiliates (in any case "Owner") to a receiving party ("Recipient") which is confidential, proprietary and/or not generally available to the public, including, but not limited to, information relating, in whole or in part, to present and future services related to the Partnership's business, business plans and strategies, marketing ideas and concepts, pricing, volume estimates, financial data, market testing information, research and development plans and results, specifications, configurations, designs, plans, drawings, apparatus, sketches, software, hardware, data, connecting requirements or other technical and business information. Confidential Information provided by an Owner shall remain the sole and exclusive property of Owner.

         (b) During the term of this Agreement, and until the fifth anniversary of the termination thereof, Confidential Information:

                  (i) shall be treated in confidence by Recipient and shall be used only for purposes of Recipient's performance of its obligations under this Agreement, or any other written agreement between Owner and Recipient entered into in connection with the Partnership's business;

                  (ii) shall not be reproduced or copied in whole or in part, except as necessary for use as authorized herein; and

                  (iii) shall be disseminated only to those of its and its Affiliates' employees, agents and subcontractors who have a need to know it (and such employees, agents and subcontractors shall be advised of the obligations assumed herein). Recipient shall ensure by appropriate procedures that such employees, agents and subcontractors to whom Confidential Information is disseminated or disclosed treat such Confidential Information in confidence pursuant to this paragraph. Such procedures shall include: (A) advising such employees, agents and subcontractors of the obligations assumed herein, and (B) requiring such employees, agents and subcontractors to execute a document agreeing to be bound by all the conditions set forth in this Section 15.13.

         (c) Notwithstanding the foregoing, information shall not be deemed Confidential Information and Recipient shall have no obligation with respect to any such information which:

                  (i) is or was in the possession of the Recipient at the time of disclosure by Owner, and was not previously acquired by the Recipient directly or indirectly from Owner or any of its Affiliates under an obligation to keep such information confidential; or

                  (ii) is or becomes publicly known, through no negligence or other wrongful act of Recipient; or

                  (iii) is received by Recipient from a third party having, to the best knowledge of the Recipient, a lawful right to disclose, subject to, as to disclosed information, any restriction as to use, imposed by such third party; or

                  (iv) is independently developed by Recipient, as evidenced by its records.

         (d) Upon the termination of this Agreement, written Confidential Information will be returned to Owner or destroyed immediately upon the request of Owner, and no copies, extracts or other reproductions shall be retained by Recipient. All documents, memoranda, notes and other writings whatsoever prepared by Recipient which contain the Confidential Information shall be returned to Owner or destroyed at Owner's request. The redelivery or destruction of such materials shall not relieve Recipient of its obligation of confidentiality or other obligations hereunder.

         (e) If Recipient (or its Affiliate) is required by order of any competent authority (by oral questions, interrogatories, directions, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, Recipient will promptly notify Owner of such order or requirements and shall cooperate with Owner in seeking appropriate protective arrangements requested by Owner. If, in the absence of a protective order or the receipt of a waiver hereunder, Recipient (or any of its Affiliates) is in the written opinion of Recipient's counsel compelled to disclose the Confidential Information or else stand liable for contempt or suffer other censure or significant penalty, Recipient (or its Affiliate) may disclose only so much of the Confidential Information to the authority compelling disclosure as is required by law. Recipient will exercise (and will cause its Affiliates to exercise) reasonable efforts to obtain appropriate protective arrangements or other reliable assurance that confidential treatment will be accorded to Confidential Information.

         (f) The terms and conditions of this Agreement, the Investor Documents and all exhibits, attachments and amendments hereto and thereto shall be considered Confidential Information protected under this Section 15.13.

         (g) Notwithstanding anything in this Section 15.13 to the contrary, in the event that any Confidential Information is also subject to a limitation on disclosure or use contained in another written agreement between Owner and Recipient which is more restrictive than the limitations contained in this
Section 15.13,
then the limitation in such agreement shall supersede this Section 15.13.

         SECTION 15.14. Invalidity of Provisions. (a) If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby, unless the effect would be to materially and adversely affect the economic rights of any Partner.

         (b) Without vitiating the effectiveness of Section 15.14(a) above, and without limiting the enforceability of any other provision of this Agreement, each of the parties to this Agreement agrees that:

                  (i) if any provision contained in either Section 6.9 or 15.13 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of the respective Section. It is the intention of the parties that if any of the restrictions or covenants contained therein is held to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform the Section to provide for a covenant having the maximum enforceable time period or other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law.

                  (ii) The provisions of Section 6.9 and 15.13 were negotiated in good faith by the parties hereto, and such provisions are reasonable and are not more restrictive than necessary to protect the legitimate interests and objectives of the Partners and the Partnership.

                  (iii) Each other party hereto would be irreparably harmed by any breach of either Section 6.9 or 15.13 and that there would be no adequate remedy at law or in damages to compensate such party for any such breach; each other party hereto shall be entitled to injunctive relief requiring specific performance of either Section 6.9 or 15.13, and each of the parties hereto consents to the entry thereof, and waives any right to require any other party hereto to post a bond in order to obtain specific performance.

         SECTION 15.15. Number; Gender; Without Limitation; Interpretation of Certain Defined Terms. Pronouns, wherever used in this Agreement, and of whatever gender, shall include Persons of every kind and character, and the singular shall include the plural whenever and as often as may be appropriate. Any reference herein to "including" and words of similar import refer to "including without limitation."

         SECTION 15.16. No Right to Partition. The Partners, on behalf of themselves and their shareholders, partners, members, successors and assigns, if any, hereby specifically renounce, waive and forfeit all rights, whether arising under contract or statute or by operation of law, except as otherwise expressly provided in this Agreement, to seek, bring or maintain any action in any court of law or equity for partition of the Partnership or any asset of the Partnership, or any interest which is considered to be Partnership property, regardless of the manner in which title to such property may be held.

         IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Agreement as of the date first above written.

                                 "General Partner"

                                         Loral CyberStar, L.L.C.

                                         By:      Loral Broadband Holdings, L.P.
                                                  as Sole Member

                                         By:      Loral CyberStar Ltd.
                                                  as General Partner


                                         By:  /s/ Eric J. Zahler
                                            -----------------------
                                              Eric J. Zahler
                                              Vice President

                                 "Limited Partners"

                                         Loral Broadband Holdings, L.P.

                                         By:     Loral CyberStar Ltd.
                                                 as General Partner

                                         By:  /s/ Eric J. Zahler
                                            -----------------------
                                              Eric J. Zahler
                                              Vice President

                                         Audelec

                                         By:     CyberStar, L.P.
                                                 as Attorney-In-Fact for
                                                 Audelec

                                         By:     Loral CyberStar, L.L.C.
                                                 as General Partner

                                         By:     Loral Broadband Holdings, L.P.
                                                 as Sole Member

                                         By:     Loral CyberStar Ltd.
                                                 as General Partner


                                         By:  /s/ Eric J. Zahler
                                            -----------------------
                                              Eric J. Zahler
                                              Vice President